SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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NAVIDEA BIOPHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2014 ANNUAL MEETING OF STOCKHOLDERS

June 6, 2014

Dear Stockholder:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders of Navidea Biopharmaceuticals, Inc., which will be held at 9:00 a.m., Eastern Daylight Time, on July 17, 2014, at The Conference Center at OCLC, 6600 Kilgour Place, Dublin, Ohio 43017. The matters on the meeting agenda are described in the Notice of 2014 Annual Meeting of Stockholders and proxy statement which accompany this letter.

We hope you will be able to attend the meeting, but regardless of your plans, we ask that you please complete, sign, and date the enclosed proxy card and return it in the envelope provided, or take advantage of the opportunity to vote online or by telephone, so that your shares will be represented at the meeting.

Very truly yours,

/s/ Michael M. Goldberg

Michael M. Goldberg, M.D.
Interim Chief Executive Officer

NAVIDEA BIOPHARMACEUTICALS, INC.

5600 Blazer Parkway, Suite 200

Dublin, Ohio 43017

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of

NAVIDEA BIOPHARMACEUTICALS, INC.:

The Annual Meeting of the Stockholders of Navidea Biopharmaceuticals, Inc., a Delaware corporation (the Company), will be held at The Conference Center at OCLC, 6600 Kilgour Place, Dublin, Ohio 43017, on July 17, 2014, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect one director, to serve for a term of three years and until his successor is duly elected and qualified;

2.	To approve the Company’s 2014 Stock Incentive Plan;

3.	To hold an advisory vote on the compensation of our named executive officers;

4.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2014; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on May 23, 2014, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of stockholders will be available for examination by any stockholder at the Annual Meeting and for a period of 10 days before the Annual Meeting at the executive offices of the Company.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on July 17, 2014: The proxy statement and annual report to security holders are available at www.proxyvote.com.

Whether or not you plan to attend the Annual Meeting, please complete, sign, and date the enclosed proxy card and return it in the envelope provided, or take advantage of the opportunity to vote your proxy online or by telephone.

By Order of the Board of Directors

/s/ Michael M. Goldberg

Michael M. Goldberg, M.D.
Interim Chief Executive Officer

Dublin, Ohio

June 6, 2014

NAVIDEA BIOPHARMACEUTICALS, INC.

2014 ANNUAL MEETING OF STOCKHOLDERS

July 17, 2014

PROXY STATEMENT

Dated June 6, 2014

GENERAL INFORMATION

Date, Time and Place of Annual Meeting. The Annual Meeting of the Stockholders of Navidea Biopharmaceuticals, Inc. will be held at The Conference Center at OCLC, 6600 Kilgour Place, Dublin, Ohio 43017, on July 17, 2014, at 9:00 a.m., Eastern Daylight Time.

Solicitation. This proxy statement is furnished to the stockholders of Navidea Biopharmaceuticals, Inc., a Delaware corporation, in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Company’s 2014 Annual Meeting of Stockholders to be held on July 17, 2014, and any adjournment thereof. We have elected to furnish proxy materials and our fiscal 2013 annual report to many of our stockholders over the Internet pursuant to the rules of the U.S. Securities and Exchange Commission. On or about June 6, 2014, we mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to gain access to our proxy statement and annual report and how to vote online. All other stockholders received a copy of the proxy statement and annual report by mail on or about June 6, 2014. The Notice also contains instructions on how you can elect to receive a printed copy of the proxy statement and annual report, if you only received a Notice by mail. All expenses in connection with this solicitation of proxies will be paid by us. Proxies will be solicited principally by mail, but directors, officers and certain other individuals authorized by us may personally solicit proxies. We will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy materials to beneficial owners.

Company Address. The mailing address of our principal executive offices is 5600 Blazer Parkway, Suite 200, Dublin, Ohio 43017.

Voting Rights. Stockholders of record at the close of business on May 23, 2014 (the Record Date), are entitled to notice of and to vote at the Annual Meeting. As of that date, there were 150,724,574 shares of common stock, par value $0.001 per share (Common Stock) outstanding. Each holder of Common Stock of record on May 23, 2014, is entitled to one vote per share held with respect to all matters which may be brought before the Annual Meeting.

Authorization. The shares represented by the accompanying proxy will be voted as directed if the proxy is properly completed, signed, and received by us or otherwise properly voted on the Internet or by telephone. The proxy will be voted at the discretion of the persons acting under the proxy to transact such other business as may properly come before the Annual Meeting and any adjournment thereof. If you are a holder of record and you sign, date, and send in your proxy but do not indicate how you want to vote, your proxy will be voted “For” each of the proposals to be voted on at the Annual Meeting.

Revocation. Any stockholder returning the accompanying proxy has the power to revoke it at any time before its exercise by giving notice of revocation to the Company, by duly executing and delivering to the Company a proxy card bearing a later date, or by voting in person at the Annual Meeting. Please note, however, if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Tabulation. Under Section 216 of the Delaware General Corporation Law (DGCL) and our bylaws, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by signed proxies that are returned to the Company will be counted toward the quorum even though they are marked as “Abstain,” “Against” or “Withhold Authority” on one or more, or all matters, or they are not marked at all. Brokers, banks, or other nominees who hold their customers’ shares in street name, may, under the applicable rules of the exchanges and other self-regulatory organizations of which such brokers, banks, or other nominees are members, sign and submit proxies for such shares and may vote such shares on routine matters. The proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm is considered a routine matter. Brokers, banks, or other nominees may not vote on matters considered non-routine without specific instructions from the customer who owns the shares. The proposals to elect a director, approve the Company’s 2014 Stock Incentive Plan, and approve the compensation of our named executive officers are not considered routine matters. Proxies signed and submitted by brokers, banks, or other nominees that have not been voted on certain matters are referred to as broker non-votes. Such proxies count toward the establishment of a quorum. We encourage you to provide voting instructions to any broker, bank or other nominee that holds your shares by carefully following the instructions provided in the notice from such entity.

Under Section 216 of the DGCL and our bylaws, the election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of our Common Stock at a meeting at which a quorum is present. Proxies that are marked “Withhold Authority” and broker non-votes will not be counted toward a nominee’s achievement of a plurality and, thus, will have no effect.

Each of the proposals to approve the compensation of our named executive officers, to approve the Company’s 2014 Stock Incentive Plan, and to ratify BDO USA, LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our Common Stock represented in person or by proxy at the Annual Meeting. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a vote “Against” each proposal. Broker non-votes are disregarded and will have no effect.

Effect of Not Casting Your Vote. If you hold your shares in street name it is critical that you cast your vote if you want it to count. If you hold your shares in street name and you do not instruct your bank, broker, or other nominee how to vote, no votes will be cast on your behalf for any of the proposals to be considered at the Annual Meeting; except, your bank, broker, or other nominee will continue to have discretion to vote any uninstructed shares on the proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm.

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PROPOSAL NO. 1 – ELECTION OF DIRECTOR

Nominees for Election as Director

We presently have seven directors on our Board of Directors, comprised of three classes with terms expiring at the Annual Meetings in 2014, 2015, and 2016, respectively, and each containing two, three, and two directors, respectively. At the 2014 Annual Meeting, the nominee to the Board of Directors receiving the highest number of votes will be elected as a director to a term of three years expiring in 2017.

Our Board of Directors has nominated Michael M. Goldberg, M.D. for election as director to serve for a term of three years. Mark J. Pykett has resigned from the Board, effective at the Annual Meeting. Because the Board of Directors remains in the process of seeking candidates for the vacant position on the Board of Directors following Dr. Pykett’s resignation, we have fewer nominees named than the number fixed by a resolution adopted by the Board of Directors. Stockholders may not vote for a greater number of persons than the number of nominees named.

Only “For” or “Withhold Authority” votes are counted in determining whether a plurality has been cast in favor of a director nominee. You cannot abstain in the election of a director, and broker non-votes are not counted. We have no reason to believe that the nominee will not stand for election or serve as a director. In the event that the nominee fails to stand for election, the proxies will be voted for the election of another person designated by the persons named in the proxy. See the section entitled “General Information–Tabulation."

Set forth below is current biographical information about our directors, including the qualifications, experience and skills that make them suitable for service as a director. Each listed director’s respective experience and qualifications described below led the Compensation, Nominating and Governance Committee (“CNG Committee”) of our Board of Directors to conclude that such director is qualified to serve as a member of our Board of Directors.

The Board of Directors has nominated the following person to serve as director of the Company until the 2017 Annual Meeting:

Michael M. Goldberg, M.D. began serving as Interim Chief Executive Officer of Navidea in May 2014, and has served as a director of Navidea since November 2013. Dr. Goldberg has also served as a Managing Partner of Montaur Capital Partners (Montaur) since January 2007. In December 2013, Dr. Goldberg formally separated his and Montaur’s affiliation with Platinum-Montaur Life Sciences, LLC (Platinum) subject to the completion of final financial terms associated with the separation, and has no continuing involvement with management of the investment portfolios of Platinum or its affiliates. Dr. Goldberg served as the Chief Executive Officer of Emisphere Technologies, Inc., from August 1990 to January 16, 2007, and as its President from August 1990 to October 1995. Prior to that, he served as Vice President of The First Boston Corp., where he was a founding member of the Healthcare Banking Group. He is or has been a Director of Alliqua, Inc., Echo Therapeutics, Inc., AngioLight, Inc., Urigen Pharmaceuticals, Inc., and Adventrx Pharmaceuticals, Inc. Dr. Goldberg received a B.S. degree from Rensselaer Polytechnic Institute, an M.D. from Albany Medical College of Union University in 1982 and an M.B.A. from Columbia University Graduate School of Business in 1985.

The Board of Directors unanimously recommends a vote “FOR” the director nominee named above.

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Director whose term ends at the 2014 Annual Meeting:

Mark J. Pykett, V.M.D, Ph.D. served as Chief Executive Officer of Navidea from April 2011 until his resignation in May 2014. He also served as Navidea’s President and CEO from April 2011 until May 2013. Prior to joining Navidea as Vice President and Chief Development Officer in November 2010, Dr. Pykett served as Founding CEO of Talaris Advisors LLC, a strategic drug-development company serving the biotech industry. Dr. Pykett was President and Chief Operating Officer of Alseres Pharmaceuticals, a clinical stage biotech firm that focused on the development of radiopharmaceutical imaging agents for diagnosis of neurodegenerative disorders, as well as therapeutics for central nervous system indications. Dr. Pykett has also held senior executive roles at several public and private biotechnology companies focused on therapeutics, diagnostics and medical devices. Dr. Pykett has also served as a Director of several public, private and not-for-profit organizations. Dr. Pykett received a B.A. degree from Amherst College, a V.M.D. and Ph.D. from the University of Pennsylvania, and an M.B.A. from Northeastern University, and completed post-doctoral fellowships at the University of Pennsylvania and Harvard University.

Directors whose terms continue until the 2015 Annual Meeting:

Peter F. Drake, Ph.D. has served as a director of Navidea since April 2011. Dr. Drake began his career as a biotechnology analyst at Kidder, Peabody and Co. where he was a partner and head of the Healthcare Research Group. In 1988, Dr. Drake co-founded Vector Securities International, an investment banking firm specializing in the life sciences industry, where he was Executive Vice President and Director of Research. In 1993, Dr. Drake co-founded Vector Fund Management, a life sciences venture fund, and Deerfield Management, a healthcare hedge fund. In 1999, Vector Securities International was purchased by Prudential Securities, where he was a Managing Director and Head of Healthcare Research. Dr. Drake is a Board member of Trustmark Insurance, a mutual insurance company; Enzymedica, Inc., a private nutraceutical company; and Sequoia Sciences, Inc., a private biotechnology company and The San Diego Museum of Art. Dr. Drake received his undergraduate degree from Bowdoin College, and his Ph.D. in neurobiology and biochemistry from Bryn Mawr College.

Perry A. Karsen has served as a director of Navidea since February 2014. Mr. Karsen has served as Chief Operations Officer of Celgene Corporation (Celgene) since July 2010 and as Executive Vice President and Chief Operations Officer of Celgene since February 2012, accountable for various operations functions, including corporate and business development, technical operations and Celgene's Cellular Therapeutics division, where he serves as Chief Executive Officer. Mr. Karsen served as President and Chief Executive Officer at Pearl Therapeutics, a privately-held biotechnology company, from February 2009 until July 2010. From 2004 to 2009, Mr. Karsen was Senior Vice President and Head of Worldwide Business Development for Celgene and was also responsible for emerging businesses as President, Asia/Pacific Region. Prior to his tenure with Celgene, Mr. Karsen held executive positions at Human Genome Sciences, Bristol-Myers Squibb, Genentech and Abbott Laboratories. In addition, Mr. Karsen served as a General Partner at Pequot Ventures. Mr. Karsen serves as a member of the Board of Directors of the Biotechnology Industry Organization (BIO); a member of the Board of Directors of BayBio; and a member of the Board of Directors for the Life Sciences Foundation. In addition, Mr. Karsen is a member of the Board of Directors of Agios Pharmaceuticals. Mr. Karsen has a Masters of Management degree from Northwestern University’s Kellogg Graduate School of Management, a Masters in Teaching of Biology from Duke University, and a B.S. in Biological Sciences from the University of Illinois, Urbana.

Gordon A. Troup has served as a director of Navidea since July 2008. Mr. Troup served as President of the Nuclear Pharmacy Services business at Cardinal Health, Inc. (Cardinal Health), a multinational medical products and services company, from January 2003 until his retirement in December 2007. Mr. Troup joined Cardinal Health in 1990 and was appointed Group President of Pharmaceutical Distribution and Specialty Distribution Services in 1999. Prior to joining Cardinal Health, Mr. Troup was employed for 10 years by American Hospital Supply Corporation and for 3 years by Zellerbach Paper, a Mead Company. Mr. Troup is currently a partner and Chairman of the Board of Scioto Properties, LLC, a provider of group homes to the developmentally disabled nationwide and Chairman of the Advisory Board of Guild Associates, Inc., a chemical engineering and research and development company serving the energy and military community. Mr. Troup has a B.S. degree in Business Management from San Diego State University.

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Directors whose terms continue until the 2016 Annual Meeting:

Brendan A. Ford has served as a director of Navidea since July 2010. Since 2007, Mr. Ford has been a partner in Talisman Capital Partners, a private investment partnership focusing on middle-market companies. From 1991 through 2007, Mr. Ford served in various executive positions including Executive Vice President, Business Development and Corporate Strategy with Cardinal Health, Inc., primarily in capacities related to mergers, acquisitions and related strategic activities, and was involved in over $19 billion in acquisition and disposition transactions for Cardinal. Prior to his service with Cardinal Health, Mr. Ford practiced law with Baker and Hostetler from 1986 to 1991. From 1980 to 1983, Mr. Ford was employed by Touche Ross LLP as a Certified Public Accountant. Mr. Ford has a B.S. in Business from Miami University, and a J.D. from The Ohio State University. Mr. Ford serves as a director and board committee member for several privately held companies.

Eric K. Rowinsky, M.D. has served as a director of Navidea since July 2010. Dr. Rowinsky focuses on the development and registration of novel therapeutics in cancer and other indications. He is currently the Chief Medical Officer and Head of Research and Development at Stemline Therapeutics, Inc. Prior to joining Stemline in January 2012, Dr. Rowinsky was co-founder and Chief Executive Officer of Primrose Therapeutics, Inc., a start-up biotechnology company. From 2005 to 2010, Dr. Rowinsky was Executive Vice President and Chief Medical Officer of ImClone Systems, Inc., where he led the FDA approval of Erbitux® for head and neck and colorectal cancers. From 1996 to 2004, he served as the Head of Clinical Research and then Director of the Institute of Drug Development of the Cancer Research Center in San Antonio and Clinical Professor of Medicine at the University of Texas Health Science Center at San Antonio. From 1988 to 1996, Dr. Rowinsky was an Associate Professor of Oncology at the Johns Hopkins University School of Medicine. During his tenure in academia, he was integrally involved in pivotal clinical and preclinical investigations that led to the development of numerous cancer therapeutics, including paclitaxel, docetaxel, topotecan, irinotecan, erlotinib, gefitinib, and temsirolimus among others. Dr. Rowinsky is currently an Adjunct Professor of Medicine at New York University School of Medicine and he sits on the Board of Directors of the following publically traded biotechnology companies: Navidea, Coronado Biosciences and BiogenIdec. He received his M.D. from Vanderbilt University School of Medicine and completed his residency in internal medicine at the University of California, San Diego and a fellowship in medical oncology at Johns Hopkins Oncology Center. He holds a B.A. from New York University.

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PROPOSAL NO. 2 – APPROVAL OF THE 2014 STOCK INCENTIVE PLAN

Introduction

The Company’s Board of Directors, following a recommendation by the CNG Committee of the Board of Directors, approved and adopted the Navidea Biopharmaceuticals, Inc. 2014 Stock Incentive Plan (the “2014 Plan”), subject to the approval of the 2014 Plan by the Company’s stockholders. A copy of the 2014 Plan is attached as Exhibit A to this Proxy Statement, and this discussion is qualified in its entirety by reference to the full text of the 2014 Plan.

The Board of Directors and the CNG Committee believe that the adoption of the 2014 Plan is in the best interests of the Company. The purpose of the 2014 Plan is to promote the achievement of both short-term and long-term objectives of the Company by (a) aligning compensation of participants with the interests of Company stockholders, (b) enhancing the interest of participants in the growth and success of the Company, and (c) attracting and retaining participants of outstanding competence.

The Board of Directors previously adopted, and the stockholders approved, the Company’s Fourth Amended and Restated 2002 Stock Incentive Plan (the “Prior Plan”). As of May 23, 2014, 6,491,832 shares of the Company’s common stock were then subject to outstanding awards granted under the Prior Plan, and 302,671 shares were then available for new award grants under the Prior Plan. Over the past three fiscal years, the Company has granted awards under the Prior Plan at an average rate of approximately 2.3 million shares per year.

The 2014 Plan is designed to replace the Prior Plan. Accordingly, if the 2014 Plan is approved by the Company’s stockholders, no further awards will be made under the Prior Plan. If the 2014 Plan is not approved by the Company’s stockholders, no awards of any kind will be made under the 2014 Plan.

The 2014 Plan provides that the number of shares of common stock of the Company available for awards under the 2014 Plan will be 5,000,000 plus the number of shares subject to outstanding awards granted under the Prior Plan that expire or terminate for any reason. Total potential dilution (as a percentage of basic shares of the Company’s common stock outstanding as of May 23, 2014) associated with the 5,000,000 shares of the Company’s common stock authorized for grant under the 2014 Plan is approximately 3.3%.

The Board of Directors believes it is appropriate to preserve the Company’s ability to make awards at a similar rate in the future and prudent to preserve the Company’s ability to make additional grants should it become, in the business judgment of the CNG Committee, necessary to do so. Thus, the Board has approved, and is asking the Company’s stockholders to approve, the issuance of up to 5,000,000 shares of stock under the 2014 Plan. Adoption of the 2014 Plan would give the CNG Committee the flexibility to grant awards for approximately 2.2 years at a rate consistent with the Company’s average usage rate of approximately 2.3 million shares over the past three fiscal years.

The 2014 Plan has been designed to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code Section 162(m)”), regarding deductibility of executive compensation, discussed below. The basic features of the 2014 Plan are as follows.

Administration

The 2014 Plan will be administered by the CNG Committee, or such other committee as the Board shall appoint from time to time, which shall consist of two or more directors, all of whom are intended to satisfy the requirements for an “outside director” under Code Section 162(m), a “non-employee director” within the meaning of SEC Rule 16b-3, and an “independent director” under the rules of the NYSE MKT. The CNG Committee has the discretion to interpret the 2014 Plan and any award or other agreement employed by the Company in the administration of the 2014 Plan. Subject to the provisions of the 2014 Plan, the CNG Committee has the power to:

•	determine when and to whom awards will be granted;
•	make awards under the 2014 Plan;
•	determine the fair market value of shares or other property, where applicable;
•	determine the terms, conditions, and restrictions applicable to each award and any shares acquired pursuant to such awards;

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•	determine how an award will be settled;
•	approve one or more forms of award agreements;
•	amend, modify, extend, cancel, or renew any award or waive any restrictions or conditions applicable to any award or any shares acquired upon the exercise of an award;
•	accelerate, continue, extend, or defer the exercisability of any award or the vesting of any shares acquired upon the exercise of an award;
•	prescribe, amend, or rescind any rules and regulations relating to the administration of the 2014 Plan; and
•	make all other determinations necessary or advisable for the administration of the 2014 Plan.

Notwithstanding the foregoing, the Board of Directors shall perform the functions of the CNG Committee for purposes of granting awards to non-employee directors.

Eligibility

The 2014 Plan gives the CNG Committee full discretion to designate any non-employee director of the Company, employee of the Company or an affiliate, or consultant of the Company or a subsidiary as a participant in the 2014 Plan. The Company currently has six non-employee directors, and the Company and its affiliates currently have approximately 45 employees eligible to participate in the 2014 Plan.

Number of Shares and Limitations

If approved by stockholders, the total number of shares of common stock of the Company available for distribution under the 2014 Plan after the date of approval is 5,000,000 plus the number of shares subject to outstanding awards granted under the Prior Plan that expire or terminate for any reason (subject to adjustment for future stock splits, stock dividends, and similar changes in the capitalization of the Company).

The following shares related to awards will be available for issuance again under the 2014 Plan:

•	shares related to awards paid in cash;
•	shares related to awards that expire, are forfeited, are cancelled, or terminate for any other reason without the delivery of the shares;
•	shares equal in number to the shares withheld, surrendered or tendered in payment of the exercise price of an award; and
•	shares tendered or withheld in order to satisfy tax withholding obligations.

The maximum number of shares for which awards may be granted under the 2014 Plan during the term of the 2014 Plan to any one individual may not exceed 750,000 shares. The maximum aggregate cash-based award shall be $2,000,000 per year.

Performance Targets and Code Section 162(m)

Awards under the 2014 Plan may be conditioned upon the attainment of performance targets. Awards may be based on any number and type of performance targets that the CNG Committee determines are desirable. The performance measured may be that of the Company, its affiliates, or business units within the Company or affiliates. In setting performance targets, the CNG Committee may assign payout percentages to various levels of performance that will be applied to reduce or increase the payout connected to the award when performance over a performance period either falls short of or exceeds the performance target.

With respect to awards intended to qualify as “performance-based compensation” under Code Section 162(m), such performance targets will be based on one or any combination of two or more performance measures listed in Section 13.1(b) of the 2014 Plan. The CNG Committee may provide in any such award that any evaluation of performance may include or exclude any extraordinary events described in Section 13.1(c) of the 2014 Plan. To the extent such inclusions or exclusions affect awards to “covered employees” under Code Section 162(m), they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility except as otherwise determined by the Committee in its sole discretion. Awards that are intended to qualify as “performance-based compensation” under Code Section 162(m) may not be adjusted upward. The CNG Committee shall retain the discretion to adjust such awards downward, either on a formula or discretionary basis or a combination of the two, as the Committee determines.

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Awards that are not intended to qualify as “performance-based compensation” under Code Section 162(m) may be based on these or other performance measures, as determined by the CNG Committee.

Types of Awards

The types of awards that may be granted under the 2014 Plan include incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards, and other stock-based awards.

Subject to certain restrictions applicable to incentive stock options, awards granted under the 2014 Plan will be exercisable by the participants at such times as are determined by the CNG Committee, but in no event may the term of an award be longer than ten years after the date of grant. In addition to the general characteristics of all of the awards described above, the basic characteristics of awards that may be granted under the 2014 Plan are as follows:

Incentive and Nonqualified Stock Options (“ISOs” and “NSOs”). Both incentive and nonqualified stock options may be granted to participants at such exercise prices as the CNG Committee may determine, but the exercise price for any option may not be less than 100% of the fair market value (as defined in the 2014 Plan) of a share of common stock of the Company as of the date the option is granted. Stock options may be granted and exercised at such times as the CNG Committee may determine, except that (a) ISOs may be granted only to employees, (b) no ISOs may be granted more than ten years after the effective date of the 2014 Plan, (c) an option shall not be exercisable more than ten years after the date of grant, and (d) the aggregate grant date fair market value of the shares of common stock of the Company with respect to which ISOs granted under the 2014 Plan and any other plan of the Company first become exercisable in any calendar year for any employee may not exceed $100,000. Additional restrictions apply to an ISO granted to an individual who beneficially owns more than 10% of the combined voting power of all classes of stock of the Company.

The purchase price payable upon exercise of options generally may be paid in any of the following methods:

•	in cash;
•	by authorizing a third party with which the optionee has a brokerage or similar account to sell the shares (or a sufficient portion of such shares) acquired upon the exercise of the option and remit to the Company a portion of the sale proceeds sufficient to pay the entire option exercise price;
•	by delivering shares that have an aggregate fair market value on the date of exercise equal to the option exercise price;
•	by authorizing the Company to withhold from the total number of shares as to which the option is being exercised the number of shares having a fair market value on the date of exercise equal to the aggregate option exercise price for the total number of shares as to which the option is being exercised;
•	by such other means by which the CNG Committee determines to be consistent with the purpose of the 2014 Plan and applicable law; or
•	by any combination of items listed above.

Stock Appreciation Rights (“SARs”). The value of a SAR granted to a participant is determined by the appreciation in the number of shares of common stock of the Company subject to the SAR during its term, subject to any limitations upon the amount or percentage of total appreciation that the CNG Committee may determine at the time the right is granted. The participant receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the SAR is exercised, exceeds a price specified by the CNG Committee at the time the right is granted. The price specified by the CNG Committee must be at least 100% of the fair market value of the specified number of shares of common stock of the Company to which the right relates, determined as of the date the SAR is granted. A SAR may be granted in connection with a previously or contemporaneously granted option, or independent of any option. A SAR may be paid in cash, shares of common stock of the Company or a combination of cash and shares as determined by the CNG Committee. No SAR may be exercised more than ten years after its date of grant.

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Restricted Stock and Restricted Stock Units (“RSUs”). The CNG Committee may grant participants awards of restricted stock and RSUs. Restricted stock involves the granting of shares to participants subject to restrictions on transferability and any other restrictions the Committee may impose. The restrictions lapse if either the holder continues to perform services to the Company or its affiliates for a specified period of time established by the CNG Committee under the applicable award agreement or satisfies other restrictions, including performance-based restrictions, during the period of time established by the CNG Committee. RSUs are similar to restricted stock except that no shares actually are awarded to the participant on the date of grant, and the holder typically does not enjoy any stockholder rights with respect to the units. Restricted stock awards are settled in shares. RSU awards may be settled in cash, shares, or a combination of cash and shares, as determined by the CNG Committee and provided in the applicable award agreement.

Performance Shares. The CNG Committee may grant participants awards of performance shares. The period of time over which performance targets are measured will be of such duration as the CNG Committee shall determine in an award agreement. Upon satisfaction of the applicable performance targets during the performance period, the participant will be entitled to receive shares of common stock of the Company.

Performance Units. The CNG Committee may grant participants awards of performance units. The period of time over which the performance goals are measured will be no less than two years, unless otherwise determined by the CNG Committee in an award agreement. Upon satisfaction of the applicable performance targets during the performance period, the participant will be entitled to receive either shares, cash, or a combination of shares and cash as determined by the CNG Committee in an award agreement.

Cash-Based Awards. Cash-based awards entitle the participants to payments of amounts of cash determined by the CNG Committee based upon the achievement of specified performance targets during a specified performance period, which typically will be one year unless otherwise determined by the CNG Committee. Each cash-based award will have its value determined by the CNG Committee.

Other Stock-Based Awards. The CNG Committee may also grant other awards that are valued in whole or in part by reference to, or are otherwise based on and/or payable in, shares of common stock of the Company. Other stock-based awards are a catch-all category to provide for awards of stock-based compensation that do not fit within the scope of the other specifically described types of awards. Payments with respect to other stock-based awards may be made in cash, shares, or a combination of cash and shares as determined by the CNG Committee. The CNG Committee has the discretion to determine the terms and conditions of these other stock-based awards.

Transferability

In general, awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code or Title 1 of the Employee Retirement Income Security Act or the rules thereunder. Except as otherwise provided in the 2014 Plan, all rights with respect to an award granted to a participant shall be available during his or her lifetime only to such participant. Notwithstanding the foregoing, a participant, at any time prior to his death, may assign all or any portion of an NSO or SAR to:

•	the participant’s spouse or lineal descendant;
•	the trustee of a trust for the primary benefit of the participant’s spouse or lineal descendant; or
•	a tax-exempt organization as described in Internal Revenue Code Section 501(c)(3).

Notwithstanding the foregoing, non-employee directors may assign all or any portion of any award granted to them to assignees described above. In the event of an assignment, the spouse, lineal descendant, trustee or tax-exempt organization shall be entitled to all of the rights of the participant with respect to the assigned portion of such award, and such portion of the award shall continue to be subject to all of the terms, conditions and restrictions applicable to the award as set forth in the 2014 Plan and in the related award agreement, immediately prior to the effective date of the assignment. Any such assignment shall be permitted only if (i) the participant does not receive any consideration therefore, and (ii) the assignment is expressly approved by the Committee or its delegate. Further notwithstanding the foregoing, no incentive stock option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or the laws of descent or distribution.

Duration, Adjustments, Modifications, Terminations

The 2014 Plan will remain in effect until all shares of the Company subject to the 2014 Plan are distributed, or the 2014 Plan is terminated as described below.

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In the event of a recapitalization, stock split, reverse stock split, spin-off, spin-out or other distribution of assets to stockholders, stock distributions or combinations of shares, payment of stock dividends, other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company, or any other occurrence for which the CNG Committee determines an adjustment is appropriate, the CNG Committee shall equitably adjust the number and type of shares available for awards or the number and type of shares and amount of cash subject to outstanding awards, the option exercise price of outstanding options, and provisions regarding payment with respect to outstanding awards. The CNG Committee has the discretion to make similar adjustments in connection with other changes in the Company’s capitalization, including due to a merger, reorganization, or consolidation.

The 2014 Plan also gives the Board and the CNG Committee the right to terminate, suspend or amend the 2014 Plan without the authorization of stockholders to the extent allowed by law, including without limitation any rules issued by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, insofar as stockholder approval thereof is required in order for the 2014 Plan to continue to satisfy the requirements of SEC Rule 16b-3, or the rules of any applicable stock exchange. No termination, suspension or amendment of the 2014 Plan shall adversely affect any right acquired by any participant under an award granted before the date of such termination, suspension or amendment, unless such participant shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein does not adversely affect any such right.

Upon a change in control, all outstanding awards shall become fully exercisable and all restrictions thereon shall terminate; provided, however, that notwithstanding the above, with respect to performance shares, performance units, cash-based awards, and other stock-based awards, the Committee shall determine and provide through an award agreement or other means the extent of vesting and the treatment of partially completed performance periods for any such performance shares, performance units, cash-based awards, and other stock-based awards outstanding upon a change in control. Further, the CNG Committee, as constituted before such change in control, is authorized, and has sole discretion, as to any award, either at the time such award is granted or any time thereafter, to take any one or more of the following actions:

•	provide for the cancellation of any such award for an amount of cash equal to the difference between the exercise price and the then fair market value of the shares covered thereby had such award been currently exercisable;
•	make such adjustment to any such award then outstanding as the CNG Committee deems appropriate to reflect such change in control; or
•	cause any such award then outstanding to be assumed, by the acquiring or surviving corporation, after such change in control.

Federal Tax Considerations

The Company has been advised by its counsel that awards made under the 2014 Plan generally will result in the following tax events for United States citizens under current United States federal income tax laws.

Nonqualified Stock Options. A participant will have no taxable income, and the Company will not be entitled to any related deduction, at the time a NSO is granted under the 2014 Plan. At the time of exercise of NSOs, the participant will realize ordinary income, and the Company will be entitled to a deduction equal to the excess of the fair market value of the stock on the date of exercise over the option exercise price. Upon disposition of the shares, any additional gain or loss realized by the participant will be taxed as a capital gain or loss.

Incentive Stock Options. A participant will have no taxable income, and the Company will not be entitled to any related deduction, at the time an ISO is granted under the 2014 Plan. If a participant disposes of shares acquired from the exercise of an ISO no earlier than (a) two years after the grant of the option and (b) one year after the exercise of the option (both (a) and (b) collectively referred to as the “Holding Periods”), then no taxable income will result upon the exercise of such ISO, and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the Holding Periods, any gain or loss realized by a participant will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a participant after the expiration of the Holding Periods.

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Except in the event of death, if the participant disposes of the shares before the end of the Holding Periods (a “Disqualifying Disposition”), such participant will recognize a gain (taxable at ordinary income tax rates) which equals the lesser of (a) the difference between the fair market value on the exercise date and the option exercise price, or (b) the difference between the sale price of the shares and the option exercise price on the date of sale. The balance, if any, will be taxed as short-term or long-term capital gain, depending upon how long the participant held the shares. The Company will be entitled to a deduction at the same time and in the same amount as the participant is deemed to have realized ordinary income. If the participant pays the option exercise price with shares that were originally acquired pursuant to the exercise of an ISO and the Holding Periods for such shares have not been met, the participant will be treated as having made a Disqualifying Disposition of such shares, and the tax consequence of such Disqualifying Disposition will be as described above.

For alternative minimum tax purposes, an ISO will be treated as if it were a nonqualified stock option, the tax consequences of which are discussed previously.

Stock Appreciation Rights. There will be no federal income tax consequences to either the participant or the Company upon the grant of an SAR. The participant, however, generally must recognize ordinary taxable income upon the exercise or surrender of an SAR in an amount equal to the fair market value (on the date of exercise) of the shares exercised, less the exercise price. Gain or loss recognized upon any later sale or other disposition of the acquired shares generally will be a capital gain or loss.

Restricted Stock. Unless the participant files an election to be taxed under Code Section 83(b), the participant will not realize income upon the grant of restricted stock. Instead, the participant will realize ordinary income, and the Company will be entitled to a corresponding deduction, when the restrictions lapse. The amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions lapse. If the participant files an election to be taxed under Code Section 83(b), the tax consequences to the participant and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the lapse of the restrictions.

When the participant disposes of restricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the participant realizes ordinary income will be treated as a capital gain or loss.

Restricted Stock Units. A recipient of RSUs will not recognize taxable income upon the award of RSUs, and the Company will not be entitled to a deduction at such time. Upon payment or settlement of a RSU award, the participant will recognize ordinary income equal to the value of the shares or cash received and the Company will be entitled to a corresponding deduction. Upon disposition of shares received by a participant in payment of an award, the participant will recognize capital gain or loss equal to the difference between the amount received upon such disposition and the fair market value of the shares on the date they were originally received by the participant.

Performance Shares, Performance Units, and Cash-Based Awards. Generally, the participant will not realize taxable income on the date of grant of a performance share, performance unit, or cash-based award. Instead, the participant will realize ordinary income, and the Company will be entitled to a corresponding deduction, in the year cash, shares, or a combination of cash and shares are delivered to the participant in payment of the award. The amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares received, if any, on the date of issuance. Upon disposition of shares received by a participant in payment of an award, the participant will recognize capital gain or loss equal to the difference between the amount received upon such disposition and the fair market value of the shares on the date they were originally received by the participant.

Code Section 162(m). Compensation of the Company’s Chief Executive Officer and its three most highly compensated executive officers (not including the Chief Executive Officer and Chief Financial Officer) is subject to the tax deduction limits of Code Section 162(m). Awards that qualify as “performance-based compensation,” however, will be exempt from Code Section 162(m), thus allowing the Company the full tax deduction otherwise permitted for such awards. The CNG Committee intends to structure awards under the 2014 Plan to be deductible under Code Section 162(m) unless the CNG Committee determines that compliance with Code Section 162(m)’s performance-based rules is not in the best interest of the Company. If approved by the Company’s stockholders, the 2014 Plan will enable the CNG Committee to grant awards that will be exempt from the deduction limits of Section 162(m) of the Code.

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Code Section 409A. Code Section 409A provides that covered amounts deferred under a nonqualified deferred compensation plan are includable in the participant’s gross income to the extent not subject to a substantial risk of forfeiture and not previously included in income, unless certain requirements are met, including limitations on the timing of deferral elections and events that may trigger the distribution of deferred amounts. The 2014 Plan has been designed so that awards should be exempt from coverage under Code Section 409A. Certain terms have been defined in a manner so that if awards are subject to Code Section 409A, they should comply with Code Section 409A.

Forfeiture and Over/Under Payments

The CNG Committee may specify in an award agreement that the participant’s rights, payments, and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an award. Such events may include, but shall not be limited to, termination of service for cause or any act by a participant, whether before or after termination of service, that would constitute cause for termination of service.

If any participant or beneficiary receives an underpayment of shares or cash payable under the terms of any award, payment of any such shortfall shall be made as soon as administratively practicable. If any participant or beneficiary receives an overpayment of shares or cash payable under the terms of any award for any reason, the CNG Committee or its delegate shall have the right, in its sole discretion, to take whatever action it deems appropriate, including but not limited to the right to require repayment of such amount or to reduce future payments under the 2014 Plan, to recover any such overpayment. Notwithstanding the foregoing, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if the participant knowingly or through gross negligence engaged in the misconduct, or knowingly or through gross negligence failed to prevent the misconduct, or if the participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the participant shall reimburse the Company the amount of any payment in settlement of an award earned or accrued during the twelve-month period following the first public issuance or filing with the SEC of the financial document embodying such financial reporting requirement.

Withholding

The 2014 Plan permits the Company to withhold from awards an amount sufficient to cover any required withholding taxes. The 2014 Plan also permits the Company to require a participant to remit to the Company an amount sufficient to satisfy any required withholding taxes. In lieu of cash, the CNG Committee may permit a participant to cover withholding obligations through a reduction in the number of shares to be delivered to such participant or by delivery of shares already owned by the participant.

New Plan Benefits

The Committee has not yet made any determination with respect to awards that may be granted in the future pursuant to the 2014 Plan.

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Equity Compensation Plan Information

The following table sets forth additional information as of December 31, 2013, concerning shares of our common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our stockholders and plans or arrangements not submitted to our stockholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	4,866,602	$2.38	1,681,407

Equity compensation plans not approved by security holders	—	—	—

Total	4,866,602	$2.38	1,681,407

(1)	Our stockholders ratified the Fourth Amended and Restated 2002 Stock Incentive Plan (the Plan) at the 2012 Annual Meeting of Stockholders held on August 14, 2012, which increased the total number of shares available for grant under the Plan to 12,000,000 shares.

Required Vote

Approval of the 2014 Plan requires the affirmative vote of a majority of the shares represented and voting, in person or by proxy, at the Annual Meeting.

The Board of Directors recommends that our stockholders vote “FOR” the proposal to approve the Company’s 2014 Stock Incentive Plan.

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PROPOSAL NO. 3 – ADVISORY VOTE ON THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS

Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company to include in its proxy statement an advisory vote on named executive officer compensation at least once every three years. In 2011, following the approval of our shareholders on an advisory, non-binding basis, we decided to include a shareholder vote on the compensation of our named executive officers in our proxy materials every third year, until the next required vote on the frequency of shareholder votes on the compensation of named executive officers. The last advisory vote on the compensation of our named executive officers occurred in 2011.

We ask that you indicate your approval of the compensation paid to our named executive officers as described in this proxy statement under the heading “Executive Compensation,” which includes compensation tables and narratives included elsewhere in this proxy statement. Because your vote is advisory, it will not be binding on the Board of Directors. However, the Board of Directors and the CNG Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation. The CNG Committee has structured its executive compensation programs primarily to motivate executives to achieve the business goals established by the Company and reward executives for meeting business goals and delivering superior performance as measured against those business goals.

For the reasons discussed above and in this proxy statement under the heading “Executive Compensation,” the Board of Directors recommends that shareholders vote to approve the following resolution:

“RESOLVED, that the compensation of the named executive officers of the Company, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in this proxy statement, is approved.”

The Board of Directors recommends that our stockholders vote “FOR” the approval of the compensation of our named executive officers as set forth in this proxy statement.

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PROPOSAL NO. 4 – RATIFICATION OF THE INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

BDO USA, LLP (BDO) was engaged as the Company’s principal accountant on September 27, 2005, and has audited the Company’s financial statements for each of the nine fiscal years in the period ended December 31, 2013. The Audit Committee has selected BDO as the Company’s independent registered public accounting firm for purposes of auditing our financial statements for the current fiscal year ending December 31, 2014. Although not required, the Board of Directors is submitting its selection to the stockholders of the Company for ratification. The Board of Directors will reconsider the appointment of BDO if its selection is not ratified by the stockholders. A representative of BDO is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions of stockholders.

The Board of Directors recommends that our stockholders vote “FOR” ratification of the appointment of BDO.

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Information Concerning the Board of Directors

and Executive Officers

Directors

Set forth below are the names and committee assignments of the persons who constitute our Board of Directors.

Name	Age	Committee(s)

Peter F. Drake, Ph.D.	60	Audit; Compensation, Nominating and Governance (Chairman)

Brendan A. Ford	56	Audit (Chairman); Compensation, Nominating and Governance

Michael M. Goldberg, M.D.	55	—

Perry A. Karsen	59	—

Mark J. Pykett, V.M.D., Ph.D.	50	—

Eric K. Rowinsky, M.D.	57	—

Gordon A. Troup	60	Audit; Compensation, Nominating and Governance

Director Qualifications

The Board of Directors believes that individuals who serve on the Board should have demonstrated notable or significant achievements in their respective field; should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of our stockholders. The following are qualifications, experience and skills for Board members which are important to our business and its future:

•	General Management. Directors who have served in senior leadership positions are important to us as they bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level. These directors' insights and guidance, and their ability to assess and respond to situations encountered in serving on our Board of Directors, are enhanced by their leadership experience developed at businesses or organizations that operated on a global scale, faced significant competition, or involved other evolving business models.
•	Industry Knowledge. Because we are a pharmaceutical development company, education or experience in our industry, including medicine, pharmaceutical development, marketing, distribution, or the regulatory environment, is important because such experience assists our Directors in understanding and advising our Company.
•	Business Development/Strategic Planning. Directors who have a background in strategic planning, business development, strategic alliances, mergers and acquisitions, and teamwork and process improvement provide insight into developing and implementing strategies for growing our business.
•	Finance/Accounting/Control. Knowledge of capital markets, capital structure, financial control, audit, reporting, financial planning, and forecasting are important qualities of our directors because such qualities assist in understanding, advising, and overseeing our Company's capital structure, financing and investing activities, financial reporting, and internal control of such activities.
•	Board Experience/Governance. Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors, the relations of a board to the chief executive officer and other management personnel, the importance of particular agenda and oversight matters, and oversight of a changing mix of strategic, operational, and compliance-related matters.

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Board of Directors Meetings

Our Board of Directors held a total of 19 meetings in the fiscal year ended December 31, 2013, and each of the directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and committees (if any) on which he served, with the exception of Jess Emery Jones, M.D., who resigned from the Board on July 9, 2013. It is our policy that all directors attend the Annual Meeting of Stockholders. However, conflicts and unforeseen events may prevent the attendance of a director, or directors. All members of our Board of Directors attended the 2013 Annual Meeting of Stockholders in person, except for Jess Emery Jones, M.D.

Board of Directors Leadership Structure and Role in Risk Oversight

Our Board of Directors has determined that it is in the best interests of the Company and its stockholders that the roles of Chairman of the Board and Chief Executive Officer be held by different individuals within our organization. Our Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board, Gordon A. Troup, provides strategic guidance and presides over meetings of the full Board of Directors. The Board of Directors believes that this structure helps facilitate the role of the independent directors in the oversight of the Company and the active participation of the independent directors in setting agendas and establishing priorities and procedures that work for the Board of Directors. The Chairman of the Board also acts as a key liaison between the Board of Directors and management. Moreover, in addition to feedback provided during the course of meetings of the Board of Directors, our independent directors have executive sessions led by the Chairman of the Board. Our Chairman of the Board acts as a liaison between the independent directors and the Chief Executive Officer regarding any specific feedback or issues following an executive session of independent directors, provides the Chief Executive Officer with input regarding agenda items for Board of Director and committee meetings, and coordinates with the Chief Executive Officer regarding information to be provided to the independent directors in performing their duties.

Our Chief Executive Officer and senior management are responsible for the day-to-day management of the risks we face. Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management, including general oversight of (i) the financial exposure of the Company, (ii) risk exposure as related to overall company portfolio and impact on earnings, (iii), oversight for information technology security and risk, and (iv) all systems, processes, and organizational structures and people responsible for finance and risk functions. Certain risks are overseen by committees of the Board of Directors and these committees make reports to the full Board of Directors, including reports on noteworthy risk management issues. Financial risks are overseen by the Audit Committee which meets with management to review the Company’s major financial risk exposure and the steps management has taken to monitor and control such exposures. Compensation risks are overseen by the Compensation, Nominating and Governance Committee.

Members of the Company’s senior management report to the full Board of Directors about their areas of responsibility, including reports regarding risk within such area of responsibility and the steps management has taken to monitor and control such exposures. Additional review or reporting of risks is conducted as needed or as requested by the Board of Directors or committee.

Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and Section 803A of the NYSE MKT Company Guide. Our Board of Directors has determined that Messrs. Ford, Karsen and Troup, and Dr. Drake, meet the independence requirements. Dr. Jones also met the independence requirements until his resignation from the Board. Dr. Goldberg met the independence requirements until his appointment as Interim Chief Executive Officer following the resignation of Dr. Pykett as Chief Executive Officer effective May 30, 2014.

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Compensation, Nominating and Governance Committee

The CNG Committee of the Board of Directors discharges the Board’s responsibilities relating to the compensation of the Company's directors, executive officers and associates, identifies and recommends to the Board of Directors nominees for election to the Board, and assists the Board in the implementation of sound corporate governance principles and practices. With respect to its compensation functions, the CNG Committee evaluates and approves executive officer compensation and reviews and makes recommendations to the Board with respect to director compensation, including incentive or equity-based compensation plans; reviews and evaluates any discussion and analysis of executive officer and director compensation included in the Company’s annual report or proxy statement, and prepares and approves any report on executive officer and director compensation for inclusion in the Company’s annual report or proxy statement required by applicable rules and regulations; and monitors and evaluates, at the Committee’s discretion, matters relating to the compensation and benefits structure of the Company and such other domestic and foreign subsidiaries or affiliates, as it deems appropriate. The members of our CNG Committee are: Peter F. Drake, Ph.D. (Chairman), Brendan A. Ford, and Gordon A. Troup. The CNG Committee held five meetings in the fiscal year ended December 31, 2013 to complement compensation-related discussions held by the full Board. The Board of Directors adopted a written Compensation, Nominating and Governance Committee Charter on February 26, 2009. A copy of the Compensation, Nominating and Governance Committee Charter is posted on the Company’s website at www.navidea.com.

The Committee strives to provide fair compensation to executive officers based on their performance and contribution to the Company and to provide incentives that attract and retain key executives, instill a long-term commitment to the Company, and develop a sense of pride and Company ownership, all in a manner consistent with stockholder interests. In addition, the Committee strives to provide fair compensation to directors, taking into consideration compensation paid to directors of comparable companies and the specific duties of each director.

With respect to its nominating and governance functions, the Committee’s purpose is to:

•	Assist the Board of Directors by identifying individuals qualified to become Board members, and recommend to the Board of Directors the director nominees whenever directors are to be appointed or elected, whether at the next annual meeting of stockholders or otherwise;
•	Review the qualifications and independence of the members of the Board of Directors and its various committees on a periodic basis and make any recommendations to the Board of Directors which the Committee may deem appropriate concerning any recommended changes in the composition or membership of the Board of Directors, or any of its committees;
•	Develop and recommend to the Board of Directors any policies it may deem appropriate with regard to consideration of director candidates to be recommended to security holders;
•	Develop and recommend to the Board of Directors corporate governance principles applicable to the Company;
•	Conduct the annual review of the performance of the Board of Directors, the committees of the Board of Directors and Company’s executive management;
•	Recommend to the Board of Directors director nominees for each committee; and
•	Develop and recommend to the Board of Directors any policies or processes it may deem appropriate for security holders to send communications to the Board of Directors.

Our directors play a critical role in guiding our strategic direction and oversee the management of our Company. Board candidates are considered based on various criteria, such as their broad based business and professional skills and experiences, a global business and social perspective, concern for long term interests of stockholders, and personal integrity and judgment. In addition, directors must have available time to devote to Board activities and to enhance their knowledge of the industry. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to our Company. Recent developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors. The Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees; however, how a specific nominee contributes to the diversity of the Board of Directors is considered by the Committee in determining candidates for the Board. The Committee and the Board consider diversity by identifying a nominee’s experience and background and determining how such experience and background will complement the overall makeup of the Board. The Committee and the Board prefer nominees who will contribute to a board that is diverse in terms of business training, experience across a range of industries, leadership, background, and education.

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Our Board of Directors will consider the recommendations of stockholders regarding potential director candidates. In order for stockholder recommendations regarding possible director candidates to be considered by our Board of Directors:

•	such recommendations must be provided to the Board of Directors c/o Brent L. Larson, Navidea Biopharmaceuticals, Inc., 5600 Blazer Parkway, Suite 200, Dublin, Ohio 43017, in writing at least 120 days prior to the one year anniversary date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting; provided, however, that if the date of the current year’s annual meeting is more than 30 days before or after the first anniversary of the most recently concluded annual meeting, such notice shall be delivered to the Company not more than seven days after the date of the notice of the annual meeting.
•	the nominating stockholder must meet the eligibility requirements to submit a valid stockholder proposal under Rule 14a-8 of the Securities Exchange Act of 1934, as amended;
•	the stockholder must describe the qualifications, attributes, skills or other qualities of the recommended director candidate; and
•	the stockholder must follow the procedures set forth in Article III, Section 2 of our Bylaws.

Audit Committee

The Audit Committee of the Board of Directors selects our independent registered public accounting firm with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, the accounting principles that we use in financial reporting, and the adequacy of our internal control procedures. The members of our Audit Committee are: Brendan A. Ford (Chairman), Peter F. Drake, Ph.D., and Gordon A. Troup, each of whom is “independent” under Section 803A of the NYSE MKT Company Guide. The Board of Directors has determined that Brendan A. Ford meets the requirements of an “audit committee financial expert” as set forth in Section 407(d)(5) of Regulation S-K promulgated by the SEC. The Audit Committee held five meetings in the fiscal year ended December 31, 2013. The Board of Directors adopted a written Amended and Restated Audit Committee Charter on April 30, 2004. A copy of the Amended and Restated Audit Committee Charter is posted on the Company’s website at www.navidea.com.

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REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee consults with our Chief Financial Officer and other key members of our management and with our independent registered public accounting firm with regard to their year-end audit plan, the results of its quarterly reviews conducted in accordance with Public Company Accounting Oversight Board (PCAOB) Interim Standard AU 722, the auditor’s report of audit, and the accompanying management letter, if any; and consults with our Chief Financial Officer and other key members of our management and with our independent registered public accounting firm with regard to the adequacy of our internal accounting controls.

In fulfilling its responsibilities, the Audit Committee selected BDO USA, LLP (BDO) as our independent registered public accounting firm for purposes of auditing our financial statements for the fiscal year ended December 31, 2013. The Audit Committee has reviewed and discussed with management and BDO our audited financial statements; discussed with BDO the matters required to be discussed by PCAOB Auditing Standard No. 16 (Communications with Audit Committee); received the written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with BDO its independence from our Company.

Based on the reviews and discussions with management and BDO, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and filed with the Securities and Exchange Commission.

The Board of Directors evaluated the independence of each member of the Audit Committee. As part of its evaluation, the Board of Directors determined, in the exercise of its business judgment, that each of Messrs. Ford and Troup and Dr. Drake is independent under Section 803A of the NYSE MKT Company Guide and is financially literate.

Based upon its work and the information received in the inquiries outlined above, the Audit Committee is satisfied that its responsibilities under the charter for the period ended December 31, 2013, were met and that our financial reporting and audit processes are functioning effectively.

Submitted by the Audit Committee
of the Board of Directors:

Brendan A. Ford, Chairman
Peter F. Drake
Gordon A. Troup

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Stockholder Communications

Stockholders may send communications to our Board of Directors, or to individual directors, by mailing communications in writing to Navidea Biopharmaceuticals, Inc., c/o Brent L. Larson, 5600 Blazer Parkway, Suite 200, Dublin, OH 43017.

Executive Officers

In addition to Dr. Goldberg, the following individuals are executive officers of Navidea and serve in the position(s) indicated below:

Name	Age	Position

Frederick O. Cope, Ph.D.	67	Senior Vice President and Chief Scientific Officer

Brent L. Larson	51	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

William J. Regan	62	Senior Vice President, Global Regulatory Affairs and Quality

Cornelia B. Reininger, M.D., Ph.D.	61	Senior Vice President and Chief Medical Officer

Thomas H. Tulip, Ph.D.	61	President and Chief Business Officer

Frederick O. Cope, Ph.D., F.A.C.N., C.N.S., has served as Chief Scientific Officer of Navidea since May of 2013, Senior Vice President, Pharmaceutical Research and Clinical Development of Navidea since July 2010 and as Vice President, Pharmaceutical Research and Clinical Development from February 2009 to July 2010. Prior to accepting his position with Navidea, Dr. Cope served as the Assistant Director for Research and Head of Program Research Development for The Ohio State University Comprehensive Cancer Center, The James Cancer Hospital and The Richard J. Solove Research Institute, from April 2001 to February 2009. Dr. Cope also served as head of the Cancer and AIDS product development and commercialization program for the ROSS/Abbott Laboratories division for 10 years, and head of human and veterinary vaccine production and improvement group for Wyeth Laboratories for seven years. Dr. Cope served a fellowship in oncology at the McArdle Laboratory for Cancer Research at the University of Wisconsin and was the honored scientist in residence at the National Cancer Center Research Institute in Tokyo; he is the recipient of the Ernst W. Volwiler Research Award. Dr. Cope is also active in a number of professional and scientific organizations such as serving as an editorial reviewer for several professional journals, and as an advisor/director to the research program of Roswell Park Memorial Cancer Center. Dr. Cope received his B.Sc. from the Delaware Valley College of Science and Agriculture, his M.S. from Millersville University of Pennsylvania and his Ph.D. from the University of Connecticut with full honors.

Brent L. Larson has served as Executive Vice President of Navidea since May 2013, as Senior Vice President from July 2010 to April 2013, as Chief Financial Officer and Treasurer since February 1999 and as Secretary since 2003. Prior to that, Mr. Larson served as our Vice President, Finance from July 1998 to July 2010 and as Controller from July 1996 to June 1998. Before joining Navidea, Mr. Larson was employed by Price Waterhouse LLP. Mr. Larson has a B.B.A. degree in accounting from Iowa State University of Science and Technology and is a Certified Public Accountant.

William J. Regan has served as Senior Vice President, Global Regulatory Affairs and Quality of Navidea since February 2014 and as Senior Vice President, Global Regulatory Strategy of Navidea from October 2012 to January 2014. Prior to accepting his position with Navidea, Mr. Regan served as a consultant to Navidea from July 2011 to September 2012. As Principal of Regan Advisory Services (RAS) from September 2006 to September 2012, Mr. Regan consulted on all aspects of regulatory affairs within pharmaceutical, biotechnology and diagnostic imaging businesses, including PET diagnostic agents (cardiovascular, neurology, and oncology), contrast agents, and radiopharmaceuticals. Previous to RAS, Mr. Regan held roles of increasing responsibility in radiopharmaceutical manufacturing, quality assurance, pharmaceutical technology and regulatory affairs at Bristol-Myers Squibb (BMS). From September 2001 to August 2006, he served as global regulatory head for BMS’ Medical Imaging business where he was responsible for all regulatory aspects of the company’s in-market and pipeline products and led regulatory actions resulting in product approvals. Mr. Regan has been an active member in the Society of Nuclear Medicine, Council on Radionuclides and Radiopharmaceuticals (CORAR), and Medical Imaging and Technology Alliance, and formerly served as the industry chair of the Regulatory and Clinical Practice committee on behalf of CORAR. Mr. Regan holds a B.A. in Chemistry from Rutgers University.

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Cornelia B. Reininger, M.D., Ph.D., has served as Senior Vice President and Chief Medical Officer of Navidea since November 2012. Prior to accepting her position with Navidea, Dr. Reininger served as the Senior Director of Clinical Research and Global Clinical Leader of Bayer Healthcare Pharmaceuticals’ beta-amyloid PET development programs from November 2007 to October 2012. Dr. Reininger also served in roles of increasing responsibility with the global medical organizations of GE Healthcare and Amersham Health – Diagnostic Imaging from April 2001 to October 2007. Dr. Reininger holds an Associate Professor of Surgery and External Lecturer position at Ludwig Maximillian University (LMU) in Munich, Germany, where she completed her medical education and residency in general and vascular surgery. During her residency, she was on staff at the LMU Downtown Surgical Hospital and Outpatient Clinic, rotating as Chief Resident in vascular surgery and the intensive care unit. She later became the head of the hospital’s thrombosis research laboratory. Dr. Reininger is a member of the Society of Nuclear Medicine and the European Association of Nuclear Medicine.

Thomas H. Tulip, Ph.D., has served as President and Chief Business Officer of Navidea since May 2013, and as Executive Vice President from June 2011 to April 2013. Dr. Tulip has held senior leadership positions at Alseres Pharmaceuticals, Lantheus Medical Imaging, Bristol-Myers Squibb (BMS) and DuPont, where his roles spanned product discovery and development, business and technology planning, brand and alliance management and international business management. Most recently, as President, Alseres Molecular Imaging, Dr. Tulip led efforts to develop markets for a Phase III neuroimaging agent. While at DuPont and BMS prior to Alseres, he was instrumental in the development, commercialization and international management of the highly successful nuclear cardiology franchise, successfully built the BMS Medical Imaging international business, and led planning activities for innovative PET tracers at Lantheus/BMS. Dr. Tulip earned a B.S. from University of Vermont, and an M.S. and Ph.D. from Northwestern University. He was a visiting scholar at Osaka University and served as adjunct professor at Northeastern University. Dr. Tulip serves on the Board of Directors of the Medical Imaging Technology Association (MITA) and leads its PET Working Group in the Molecular Imaging Section. He was recently Chairperson of the Institute for Molecular Technologies (IMT) and held numerous leadership positions there. He served on the Board of the Academy of Molecular Imaging, including as its Treasurer. Dr. Tulip was Chairperson for the Society of Nuclear Medicine (SNM) Corporate Advisory Board and has been active in a number of Council on Radionuclides and Radiopharmaceuticals (CORAR) committees, now serving on its Board of Directors.

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SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 23, 2014, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the Named Executive Officers (see “Executive Compensation – Summary Compensation Table”), and (iv) our directors and executive officers as a group.

Beneficial Owner	Number of Shares Beneficially Owned (*)		Percent of Class (**)
Frederick O. Cope, Ph.D.	401,081	(a)	—	(m)
Peter F. Drake, Ph.D.	39,250	(b)	—	(m)
Brendan A. Ford	139,250	(b)	—	(m)
Michael M. Goldberg, M.D.	147,991	(c)	—	(m)
Perry A. Karsen	—	(d)	—	(m)
Brent L. Larson	855,031	(e)	—	(m)
Mark J. Pykett, V.M.D., Ph.D.	599,505	(f)	—	(m)
Cornelia B. Reininger, M.D., Ph.D.	53,895	(g)	—	(m)
Eric K. Rowinsky, M.D.	208,014	(h)	—	(m)
Gordon A. Troup	166,250	(i)	—	(m)
Thomas H. Tulip, Ph.D.	256,973	(j)	—	(m)
All directors and executive officers as a group (12 persons)	2,966,119	(k)(n)	1.9%
Platinum-Montaur Life Sciences, LLC	15,054,431	(l)	9.99%

(*)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household.
(**)	Percent of class is calculated on the basis of the number of shares outstanding on May 23, 2014, plus the number of shares the person has the right to acquire within 60 days of May 23, 2014.
(a)	This amount includes 314,750 shares issuable upon exercise of options which are exercisable within 60 days and 10,517 shares in Dr. Cope’s account in the 401(k) Plan, but does not include 50,000 shares of unvested restricted stock and 335,250 shares issuable upon exercise of options which are not exercisable within 60 days.
(b)	This amount does not include 37,000 shares of unvested restricted stock.
(c)	This amount does not include 32,250 shares of unvested restricted stock.
(d)	This amount does not include 20,000 shares of unvested restricted stock.
(e)	This amount includes 440,750 shares issuable upon exercise of options which are exercisable within 60 days and 95,097 shares in Mr. Larson’s account in the 401(k) Plan, but does not include 298,250 shares issuable upon exercise of options which are not exercisable within 60 days.
(f)	This amount includes 401,000 shares issuable upon exercise of options which are exercisable within 60 days, 1,100 shares held in an IRA which is owned by Dr. Pykett, and 4,731 shares in Dr. Pykett’s account in the 401(k) Plan, but does not include 275,000 shares of unvested restricted stock and 561,000 shares issuable upon exercise of options which are not exercisable within 60 days.
(g)	This amount includes 52,000 shares issuable upon exercise of options which are exercisable within 60 days and 1,895 shares in Dr. Reininger’s account in the 401(k) Plan, but does not include 299,000 shares issuable upon exercise of options which are not exercisable within 60 days.
(h)	This amount includes 73,764 shares issuable upon exercise of options which are exercisable within 60 days, but it does not include 37,000 shares of unvested restricted stock.
(i)	This amount includes 20,000 shares issuable upon exercise of options which are exercisable within 60 days, but it does not include 37,000 shares of unvested restricted stock.
(j)	This amount includes 207,500 shares issuable upon exercise of options which are exercisable within 60 days and 4,473 shares in Dr. Tulip's account in the 401(k) Plan, but it does not include 60,000 shares of unvested restricted stock and 389,500 shares issuable upon exercise of options which are not exercisable within 60 days.
(k)	This amount includes 1,596,764 shares issuable upon exercise of options which are exercisable within 60 days, 1,100 shares that are held in an IRA owned by Dr. Pykett, and 118,592 shares held in the 401(k) Plan on behalf of certain officers, but it does not include 605,250 shares of unvested restricted stock and 2,085,000 shares issuable upon the exercise of options which are not exercisable within 60 days. The Company itself is the trustee of the Navidea Biopharmaceuticals, Inc. 401(k) Plan and may, as such, share investment power over common stock held in such plan. The trustee disclaims any beneficial ownership of shares held by the 401(k) Plan. The 401(k) Plan holds an aggregate total of 386,236 shares of common stock. The 12 persons referenced in this disclosure include each director and named executive officer listed in the table as well as one additional executive officer who is not a named executive officer.

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(l)	Based on information provided to Navidea as of April 10, 2014. The number of shares beneficially owned by Platinum-Montaur Life Sciences, LLC (Platinum), 152 W. 57th Street, 54th Floor, New York, NY 10019, includes 130,800 shares of common stock issuable upon conversion of 40 shares of Series B Convertible Preferred Stock, but does not include an additional 10,146,810 shares of common stock issuable upon conversion of 3,103 shares of Series B Convertible Preferred Stock. The Certificate of Designation of the Preferred Stock provides that the holder of shares of the Preferred Stock may not convert any of the Preferred Stock to the extent that such conversion or exercise would result in the holder and its affiliates together beneficially owning more than 9.99% of the outstanding shares of common stock, except on 61 days’ prior written notice to Navidea that the holder waives such limitation.
(m)	Less than one percent.
(n)	The address of all directors and executive officers is c/o Navidea Biopharmaceuticals, Inc., 5600 Blazer Parkway, Suite 200, Dublin, OH 43017.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program. The CNG Committee of the Board of Directors is responsible for establishing and implementing our compensation policies applicable to senior executives and monitoring our compensation practices. The CNG Committee seeks to ensure that our compensation plans are fair, reasonable and competitive. The CNG Committee is responsible for reviewing and approving all senior executive compensation, all awards under our cash bonus plan, and awards under our equity-based compensation plans.

Philosophy and Goals of Executive Compensation Plans. The CNG Committee’s philosophy for executive compensation is to:

•	Pay for performance — The CNG Committee believes that our executives should be compensated based upon their ability to achieve specific operational and strategic results. Therefore, our compensation plans are designed to provide rewards for the individual’s contribution to our performance.
•	Pay commensurate with other companies categorized as value creators — The CNG Committee has set a goal that the Company should move towards compensation levels for senior executives that are at or above the 40th to 50th percentile for similar executives in the workforce while taking into account current market conditions and Company performance. This allows us to attract, hire, reward and retain senior executives who formulate and execute our strategic plans and drive exceptional results.

To ensure our programs are competitive, the CNG Committee reviews compensation information of peer companies, national data and trends in executive compensation to help determine the appropriateness of our plans and compensation levels. These reviews, and the CNG Committee’s commitment to pay for performance, become the basis for the CNG Committee’s decisions on compensation plans and individual executive compensation payments.

The CNG Committee has approved a variety of programs that work together to provide a combination of basic compensation and strong incentives. While it is important for us to provide certain base level salaries and benefits to remain competitive, the CNG Committee’s objective is to provide compensation plans with incentive opportunities that motivate and reward executives for consistently achieving superior results. The CNG Committee designs our compensation plans to:

•	Reward executives based upon overall company performance, their individual contributions and creation of stockholder value;
•	Encourage top performers to make a long-term commitment to our Company; and
•	Align executive incentive plans with the long-term interests of stockholders.

The CNG Committee reviews competitive information and individual compensation levels at least annually. During the review process, the CNG Committee addresses the following questions:

•	Do any existing compensation plans need to be adjusted to reflect changes in competitive practices, different market circumstances or changes to our strategic initiatives?
•	Should any existing compensation plans be eliminated or new plans be added to the executive compensation programs?
•	What are the compensation-related objectives for our compensation plans for the upcoming fiscal year?
•	Based upon individual performance, what compensation modifications should be made to provide incentives for senior executives to perform at superior levels?

In addressing these questions, the CNG Committee considers input from management, outside compensation experts and published surveys of compensation levels and practices.

The CNG Committee does not believe that our compensation policies and practices for our employees give rise to risks that are reasonably likely to have a material adverse effect on the Company. As noted below, our incentive-based compensation is generally tied to Company financial performance (i.e., revenue or gross margin) or product development goals (i.e., clinical trial progress or regulatory milestones). The CNG Committee believes that the existence of these financial performance incentives creates a strong motivation for Company employees to contribute towards the achievement of strong, sustainable financial and development performance, and believes that the Company has a strong set of internal controls that minimize the risk that financial performance can be misstated in order to achieve incentive compensation payouts.

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In addition to the aforementioned considerations, the CNG Committee also takes into account the outcome of stockholder advisory (“say-on-pay”) votes, taken every three years, on the compensation of our Chief Executive Officer, Chief Financial Officer, and our other three highest-paid executive officers (the Named Executive Officers). At the Annual Meeting of Stockholders held on August 15, 2011, approximately 72% of our stockholders voted in favor of the resolution relating to the compensation of our Named Executive Officers. The CNG Committee believes this affirmed stockholders’ support of the Company’s executive compensation program, and as such did not change its approach in 2012 or 2013. The CNG Committee will continue to consider the results of future say-on-pay votes when making future compensation decisions for the executive officers.

Scope of Authority of the CNG Committee. The Board of Directors has authorized the CNG Committee to establish the compensation programs for all executive officers and to provide oversight for compliance with our compensation philosophy. The CNG Committee delegates the day-to-day administration of the compensation plans to management (except with respect to our executive officers), but retains responsibility for ensuring that the plan administration is consistent with the Company’s policies. Annually, the CNG Committee sets the compensation for our executive officers, including objectives and awards under incentive plans. Our Chief Executive Officer provides input for the CNG Committee regarding the performance and appropriate compensation of the other officers. The CNG Committee gives considerable weight to the Chief Executive Officer’s evaluation of the other officers because of his direct knowledge of each officer’s performance and contributions. The CNG Committee also makes recommendations to the Board of Directors on appropriate compensation for the non-employee directors. In addition to overseeing the compensation of executive officers, the CNG Committee approves awards under short-term cash incentive and long-term equity-based compensation plans for all other employees. For more information on the CNG Committee’s role, see the CNG Committee’s charter, which can be found on our website at www.navidea.com.

Independent Compensation Expertise. The CNG Committee is authorized to retain independent experts to assist in evaluating executive compensation plans and in setting executive compensation levels. These experts provide information on trends and best practices so the CNG Committee can formulate ongoing plans for executive compensation. The CNG Committee retained Pearl Meyer & Partners (Pearl Meyer) as its independent expert to assist in the determination of the reasonableness and competitiveness of the executive compensation plans and senior executives’ individual compensation levels for fiscal 2013. No conflict of interest exists that would prevent Pearl Meyer from serving as independent consultant to the CNG Committee.

For fiscal 2013, Pearl Meyer performed a benchmark compensation review of our key executive positions, including our Named Executive Officers. Pearl Meyer utilized both proprietary survey and proxy reported data from compensation peers, with market data aged to January 1, 2014 by an annualized rate of 3.0%, the expected pay increase in 2013 for executives in the life sciences industry.

In evaluating appropriate executive compensation, it is common practice to set targets at a point within the competitive marketplace. The CNG Committee sets its competitive compensation levels based upon its compensation philosophy. Following completion of the Pearl Meyer study for 2013, the CNG Committee noted that our overall executive compensation was, on average, between the 25th and 50th percentile for an established peer group of companies.

Peer Group Companies. In addition to the above survey analysis, in 2013 the CNG Committee also reviewed the compensation levels at specific competitive benchmark companies. With input from management, the CNG Committee chose the peer companies because they operate within the biotechnology industry, have market capitalization between $100 million and $500 million, have similar business models to our Company or have comparable key executive positions. While the specific plans for these companies may or may not be used, it is helpful to review their compensation data to provide benchmarks for the overall compensation levels that will be used to attract, hire, retain and motivate our executives.

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As competitors and similarly situated companies that compete for the same executive talent, the CNG Committee determined that the following peer group companies most closely matched the responsibilities and requirements of our executives:

OncoGenex Pharmaceuticals Inc.

ArQule Inc.

Progenics Pharmaceuticals Inc.

Threshold Pharmaceuticals Inc.

Curis Inc.

Hyperion Therapeutics Inc.

Keryx Biopharmaceuticals Inc.

lmmunomedics Inc.

Targacept Inc.

EXACT Sciences Corp.

Cell Therapeutics Inc.

Rigel Pharmaceuticals Inc.

ZIOPHARM Oncology Inc.

Delcath Systems Inc.

TG Therapeutics Inc.

GTx Inc.

The CNG Committee used the publicly available compensation information for these companies to analyze our competitive position in the industry. The CNG Committee reviewed the base salaries and short-term and long term incentive plans of the executives of these companies to provide background and perspective in analyzing the compensation levels for our executives.

Specific Elements of Executive Compensation.

Base Salary. Using information gathered by Pearl Meyer, peer company data, national surveys, general compensation trend information and recommendations from management, the CNG Committee approved the fiscal 2013 base salaries for our senior executives. Base salaries for senior executives are set using the CNG Committee’s philosophy that compensation should be competitive and based upon performance. Although our executives are currently compensated at or below approximately the 25th percentile as compared to the peer group, the CNG Committee has determined a goal for executives to expect that their base salaries, coupled with a cash bonus award, would provide them the opportunity to be compensated at or above the competitive market at the 40th to 50th percentile.

Based on competitive reviews of similar positions, industry salary trends, overall company results and individual performance, salary increases may be approved from time to time. The CNG Committee reviews and approves base salaries of all executive officers.

In setting specific base salaries for fiscal 2013, the CNG Committee considered published proxy data for similar positions at peer group companies.

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The following table shows the increases in base salaries for the Named Executive Officers that were approved for fiscal 2013 compared to the approved salaries for fiscal 2012:

Named Executive Officer	Fiscal 2013 Base Salary	Fiscal 2012 Base Salary	Increase (a)
Mark J. Pykett, V.M.D., Ph.D.(b)	$437,750	$425,000	3.0%
Frederick O. Cope, Ph.D.(b)	279,130	271,000	3.0%
Brent L. Larson(b)	279,575	265,000	5.5%
Cornelia B. Reininger, M.D., Ph.D.(c)	300,000	—	—%
Thomas H. Tulip, Ph.D.(b)	339,625	325,000	4.5%

(a)	2013 salary increases reflect both merit increases and market adjustments that the CNG Committee felt were necessary to remain competitive in the life sciences industry.
(b)	The Named Executive Officer's salary was increased effective May 1, 2013. The amount shown for fiscal 2013 is the approved annual salary of the Named Executive Officer in effect at the end of 2013. The actual amount paid to the Named Executive Officer during fiscal 2013 is shown under “Salary” in the Summary Compensation table below.
(c)	Dr. Reininger commenced employment with the Company effective November 1, 2012.

The CNG Committee approved the following base salaries for fiscal 2014: Dr. Pykett, $399,000; Dr. Cope, $279,130; Mr. Larson, $260,000; Dr. Reininger, $300,000; and Dr. Tulip, $314,000. Dr. Goldberg will not receive a salary for his service as Interim Chief Executive Officer.

Short-Term Incentive Compensation. Our executive officers, along with all of our employees, are eligible to participate in our annual cash bonus program, which has four primary objectives:

•	Attract, retain and motivate top-quality executives who can add significant value to the Company;
•	Create an incentive compensation opportunity that is an integral part of the employee’s total compensation program;
•	Reward participants’ contributions to the achievement of our business results; and
•	Provide an incentive for individuals to achieve corporate objectives that are tied to our strategic goals.

The cash bonus compensation plan provides each participant with an opportunity to receive an annual cash bonus based on our Company’s performance during the fiscal year. Cash bonus targets for senior executives are determined as a percentage of base salary, based in part on published proxy data for similar positions at peer group companies. The following are the key provisions of the cash bonus compensation plan:

•	The plan is administered by the CNG Committee, which has the power and authority to establish, adjust, pay or decline to pay the cash bonus for each participant, including the power and authority to increase or decrease the cash bonus otherwise payable to a participant. However, the Committee does not have the power to increase, or make adjustments that would have the effect of increasing, the cash bonus otherwise payable to any executive officer. The Committee has the right to delegate to the Chief Executive Officer its authority and responsibilities with respect to the cash bonuses payable to employees other than executive officers.
•	All Company employees are eligible to participate.
•	The CNG Committee is responsible for specifying the terms and conditions for earning cash bonuses, including establishing specific performance objectives. Cash bonuses payable to executive officers are intended to constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. Consequently, each cash bonus awarded to an executive officer must be conditioned on one or more specified “Performance Measures,” calculated on a consolidated basis. Possible Performance Measures include revenues; gross margin; operating income; net income; clinical trial progress; regulatory milestones; or any other performance objective approved by the CNG Committee.
•	As soon as reasonably practicable after the end of each fiscal year, the CNG Committee determines whether and to what extent each specified business performance objective has been achieved and the amount of the cash bonus to be paid to each participant.

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In February 2013, the CNG Committee established the fiscal 2013 targets and performance measures for all Company employees. For fiscal 2013, the cash bonus for each executive officer was a function of the designated target bonus amount and certain business performance objectives, weighted as a percentage of the total target amount. The business performance objectives established for fiscal 2013 were as follows:

•	Approval of the Company’s Lymphoseek® (technetium Tc 99m tilmanocept) Injection product by the United States Food and Drug Administration (FDA), initiation of the commercial launch of Lymphoseek in the United States, and achievement of a targeted amount of revenues from sales, subject to a maximum 35% reduction of bonus if not achieved.
•	Submission of a supplemental New Drug Application (sNDA) for Lymphoseek to the FDA, subject to a maximum 15% reduction of bonus if not achieved.
•	Commencement of a Phase 3 pivotal study for NAV4694, a Fluorine-18 labeled precision radiopharmaceutical candidate for use in the imaging and evaluation of patients with signs or symptoms of cognitive impairment such as Alzheimer's disease, subject to a maximum 10% reduction of bonus if not achieved.
•	Commencement of a Phase 3 pivotal study for NAV5001, an Iodine-123 radiolabeled imaging agent being developed as an aid in the diagnosis of Parkinson’s disease and other movement disorders, with a potential use as a diagnostic aid in dementia, subject to a maximum 10% reduction of bonus if not achieved.
•	Discretionary bonus, equal to 30% of the total bonus objective.

For the Named Executive Officers, the CNG Committee established the following cash bonus targets for fiscal 2013:

Named Executive Officer	Target Cash Bonus (% of Salary)	Target Cash Bonus ($ Amount)
Mark J. Pykett, V.M.D., Ph.D.	50.0%	$212,500
Frederick O. Cope, Ph.D.	25.0%	67,750
Brent L. Larson	27.5%	72,875
Cornelia B. Reininger, M.D., Ph.D.	30.0%	90,000
Thomas H. Tulip, Ph.D.	35.0%	113,750

In January 2014, the CNG Committee determined the extent to which the Company’s goals were achieved during 2013. With respect to the first objective, the Company obtained FDA approval for Lymphoseek and the product was commercially launched in the United States, however the Company did not realize the targeted amount of revenues from sales, therefore the Committee concluded that the goal was partially achieved, resulting in a 20% reduction in the target bonus amount. With regard to the second objective, the Committee concluded that the submission of a sNDA for Lymphoseek to the FDA in December 2013 evidenced the successful achievement of that goal. With regard to the third objective, the Committee determined that the initiation of enrollment in a global Phase 3 clinical trial of NAV4694 in June 2013 evidenced the successful achievement of that goal. With regard to the fourth objective, the Committee concluded that the initiation of the pivotal Phase 3 clinical study of NAV5001 in December 2013 constituted the successful achievement of that goal. With respect to the discretionary portion of the total bonus opportunity, the Committee concluded that this component would be subject to a 10% reduction of bonuses for non-executives, with the discretionary portion of executive bonuses to be determined on a case-by-case basis consistent with management's recommendations. After reviewing the business performance objectives and the related proposed payouts, the CNG Committee approved the total cash bonus payouts for each employee of the Company. The approved cash bonus payouts to the Named Executive Officers, paid in February 2014, are shown under “Non-Equity Incentive Plan Compensation” in the Summary Compensation table below.

Also in January 2014, the CNG Committee established the fiscal 2014 targets and performance measures for all Company employees. For fiscal 2014, the cash bonus for each executive officer will be a function of the designated target bonus amount and certain business performance objectives, weighted as a percentage of the total target amount. The business performance objectives established for fiscal 2014 are as follows:

•	Achievement of various development and commercial goals for the Company’s Lymphoseek product, including:
o	generation of specified revenue amounts derived directly from Lymphoseek during fiscal 2014, subject to a maximum 40% reduction of bonus if not achieved;

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o	approval of the sNDA for Lymphoseek for head and neck cancer, subject to a maximum 5% reduction of bonus if not achieved; and
o	initiation of ex-U.S. commercial launch activities in select countries, subject to a maximum 5% reduction of bonus if not achieved.
•	Achievement of a specified percentage of the total target enrollment in the Company’s NAV4-02 Phase 3 trial for NAV4694, subject to a maximum 10 % reduction of bonus if not achieved.
•	Realization of a specified amount in revenue from ‘business development’ sources such as in-licensing or partnering milestone payments, subject to a maximum 15% reduction of bonus if not achieved.
•	Commencement of a Phase 1 or later stage clinical study for a Manocept™ platform product candidate, subject to a maximum 5% reduction of bonus if not achieved.
•	Discretionary bonus, equal to 20% of the total bonus objective.

The CNG Committee approved the following target cash bonus amounts for the Named Executive Officers for fiscal 2014: Dr. Pykett, $199,500; Dr. Cope, $69,783; Mr. Larson, $71,500; Dr. Reininger, $90,000; and Dr. Tulip, $109,900. Dr. Goldberg will not receive a cash bonus related to his service at Interim Chief Executive Officer.

Long-Term Incentive Compensation. All Company employees are eligible to receive equity awards in the form of stock options or restricted stock. Equity instruments awarded under the Company’s equity-based compensation plan are based on the following criteria:

•	Analysis of competitive information for comparable positions;
•	Evaluation of the value added to the Company by hiring or retaining specific employees; and
•	Each employee’s long-term potential contributions to our Company.

Although equity awards may be made at any time as determined by the CNG Committee, they are generally made to all full-time employees once per year or on the recipient’s hire date in the case of new-hire grants.

The CNG Committee’s philosophy on equity awards is that equity-based compensation is an effective method to align the interests of stockholders and management and focus management’s attention on long-term results. When awarding equity-based compensation the CNG Committee considers the impact the participant can have on our overall performance, strategic direction, financial results and stockholder value. Therefore, equity awards are primarily based upon the participant’s position in the organization, competitive necessity and individual performance. Equity awards for senior executives are determined as a percentage of base salary, based on published proxy data for similar positions at peer group companies. Stock option awards have vesting schedules over several years to promote long-term performance and retention of the recipient, and restricted stock awards may include specific performance criteria for vesting or vest over a specified period of time.

On February 15, 2013, the Company granted options to purchase shares of common stock of the Company to all full-time Company employees, including the Named Executive Officers. The stock options have an exercise price of $3.08, vest as to one-fourth of the shares on each of the first four anniversaries of the date of grant, and expire on the tenth anniversary of the date of grant. If the employment of the Named Executive Officer with the Company is terminated due to a change in control or without cause before all of the stock options have vested, then pursuant to the terms of the stock option award agreement all stock options that have not vested at the effective date of the Named Executive Officer’s termination shall immediately vest and become exercisable. The following number of options was granted to each Named Executive Officer: Dr. Pykett, 304,000; Dr. Cope, 145,000; Mr. Larson, 142,000; Dr. Reininger, 120,000; and Dr. Tulip, 174,000.

Other Benefits and Perquisites. The Named Executive Officers participate in other benefit plans on the same terms as other employees. These plans include medical, dental, vision, disability and life insurance benefits, and our 401(k) retirement savings plan (the 401(k) Plan).

Our vacation policy allows employees to carry up to 40 hours of unused vacation time forward to the next fiscal year. Any unused vacation time in excess of the amount eligible for rollover is generally forfeited. However, from time to time, due to high demands on our employees during a given fiscal year, we may elect to pay out for unused vacation time in excess of the amount eligible for rollover. The amount paid is calculated based on the employee’s salary in effect at the end of the fiscal year to which the unused vacation time relates.

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Our Named Executive Officers are considered “key employees” for purposes of IRC Section 125 Plan non-discrimination testing. Based on such non-discrimination testing, we determined that our Section 125 Plan was “top-heavy.” As such, our key employees are ineligible to participate in the Section 125 Plan and are unable to pay their portion of medical, dental, and vision premiums on a pre-tax basis. As a result, the Company reimburses its key employees an amount equal to the lost tax benefit.

We pay group life insurance premiums on behalf of all employees, including the Named Executive Officers. The benefit provides life insurance coverage at two times the employee’s annual salary plus $10,000, up to a maximum of $630,000.

We also pay group long-term disability insurance premiums on behalf of all employees, including the Named Executive Officers. The benefit provides long-term disability insurance coverage at 60% of the employee’s annual salary, up to a maximum of $10,000 per month, beginning 180 days after the date of disability and continuing through age 65.

401(k) Retirement Plan. All employees are given an opportunity to participate in our 401(k) Plan, following a new-hire waiting period. The 401(k) Plan allows participants to have pre-tax amounts withheld from their pay and provides for a discretionary employer matching contribution (currently, a 40% match up to 5% of salary in the form of our common stock). Participants may invest their contributions in various fund options, but are prohibited from investing their contributions in our common stock. Participants are immediately vested in both their contributions and Company matching contributions. The 401(k) Plan qualifies under section 401 of the Internal Revenue Code, which provides that employee and company contributions and income earned on contributions are not taxable to the employee until withdrawn from the Plan, and that we may deduct our contributions when made.

Employment Agreements

Our senior executive officers are employed under employment agreements which specify the terms of their employment such as base salary, benefits, paid time off, and post-employment benefits as shown in the tables below. Our employment agreements also specify that if a change in control occurs with respect to our Company and the employment of a senior executive officer is concurrently or subsequently terminated:

•	by the Company without cause (cause is defined to include any willful breach of a material duty by the senior executive officer in the course of his or her employment or willful and continued neglect of his or her duty as an employee);
•	by the expiration of the term of the employment agreement; or
•	by the resignation of the senior executive officer because his or her title, authority, responsibilities, salary, bonus opportunities or benefits have materially diminished, a material adverse change in his or her working conditions has occurred, his or her services are no longer required in light of the Company’s business plan, or we breach the agreement;

then, the senior executive officer would be paid a severance payment as disclosed in the tables below. For purposes of such employment agreements, a change in control includes:

•	the acquisition, directly or indirectly, by a person (other than our Company, an employee benefit plan established by the Board of Directors, or a participant in a transaction approved by the Board of Directors for the principal purpose of raising additional capital) of beneficial ownership of 30% or more of our securities with voting power in the next meeting of holders of voting securities to elect the Directors;
•	a majority of the Directors elected at any meeting of the holders of our voting securities are persons who were not nominated by our then current Board of Directors or an authorized committee thereof;
•	our stockholders approve a merger or consolidation of our Company with another person, other than a merger or consolidation in which the holders of our voting securities outstanding immediately before such merger or consolidation continue to hold voting securities in the surviving or resulting corporation (in the same relative proportions to each other as existed before such event) comprising 80% or more of the voting power for all purposes of the surviving or resulting corporation; or
•	our stockholders approve a transfer of substantially all of our assets to another person other than a transfer to a transferee, 80% or more of the voting power of which is owned or controlled by us or by the holders of our voting securities outstanding immediately before such transfer in the same relative proportions to each other as existed before such event.

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Mark J. Pykett, V.M.D., Ph.D. Until his resignation effective May 30, 2014, Dr. Pykett was employed under a 20.5-month employment agreement which was originally effective through December 31, 2015. The employment agreement provided for an annual base salary of $399,000. For the calendar year ending December 31, 2014, the CNG Committee determined that the maximum bonus payment to Dr. Pykett would be $199,500. Effective May 30, 2014, the Company and Dr. Pykett entered into a Separation Agreement and Release, which provides that the termination of Dr. Pykett’s employment is without cause pursuant to his employment agreement, dated April 15, 2014, but that no payments or other benefits will be made under his employment agreement. Instead, Dr. Pykett is entitled to receive the payments and benefits described in the Separation Agreement and Release. As a result of Dr. Pykett’s separation, Dr. Pykett will receive a severance of $750,000, payable in two equal installments in June 2014 and January 2015. Dr. Pykett will also be paid for accrued but unused vacation time of approximately $32,000 and be reimbursed for legal fees and expenses related to his separation of $10,000.

Dr. Pykett’s options to purchase common shares of the Company will continue to be subject to the terms of any grant agreement or equity compensation plan under which such options were awarded for so long as Dr. Pykett serves as a consultant pursuant to the Consulting Agreement described below. Certain awards of shares of unvested restricted stock granted pursuant to an award agreement dated November 15, 2010, have terminated. Shares of unvested restricted stock granted pursuant to an award agreement dated February 17, 2012, as amended March 17, 2014, will continue to be subject to the terms of such award agreement for so long as Dr. Pykett serves as a consultant pursuant to the Consulting Agreement described below, except that the vesting schedule of such awards has been amended to provide for vesting of certain unvested awards on December 1, 2014.

Dr. Pykett is eligible to participate in the Company’s group health plan and certain other employee benefits plans. The Separation Agreement and Release contains customary language regarding the release of substantially all claims that may exist as between the Company and Dr. Pykett.

Dr. Pykett continues to be bound by the provisions of his employment agreement that prohibit competition with the Company, except that the definition of businesses that would be considered competitive has been amended to reference the development of radiopharmaceuticals for the diagnosis and treatment of specific diseases, among other changes.

Effective on June 1, 2014, the Company and Dr. Pykett entered into a Consulting Agreement pursuant to which Dr. Pykett will serve as an independent consultant to the Company until December 31, 2014, with respect to clinical-regulatory activities, commercial activities, program management, and business development, among other services. Dr. Pykett is entitled to a consulting fee of $27,500 per month plus reimbursement of reasonable expenses. The Consulting Agreement also provides for a grant of 40,000 shares of restricted stock under the Company’s Fourth Amended and Restated 2002 Stock Incentive Plan, which vest in varying amounts on December 1, 2014, depending in part on the achievement of Company performance goals described in the Consulting Agreement.

During the term of the Consulting Agreement and for one year thereafter, Dr. Pykett is prohibited from competing with the Company, including the solicitation of customers or employees of the Company. Dr. Pykett may terminate the Consulting Agreement at any time upon 30 days’ prior written notice.

Frederick O. Cope, Ph.D. Dr. Cope is employed under a 24-month employment agreement effective through December 31, 2014. The employment agreement provides for an annual base salary of $245,000. Effective August 23, 2011, Dr. Cope’s annual base salary was increased to $265,000. Effective January 1, 2012, Dr. Cope’s annual base salary was increased to $271,000. Effective May 1, 2013, Dr. Cope’s annual base salary was increased to $279,130. For the calendar year ending December 31, 2014, the CNG Committee determined that the maximum bonus payment to Dr. Cope would be $69,783.

Michael M. Goldberg, M.D. Dr. Goldberg is not currently expected to receive compensation for his services as Interim Chief Executive Officer and is not covered by an employment agreement.

Brent L. Larson. Mr. Larson is employed under a 24-month employment agreement effective through December 31, 2014. The employment agreement provides for an annual base salary of $207,000. Effective August 23, 2011, Mr. Larson’s annual base salary was increased to $250,000. Effective January 1, 2012, Mr. Larson’s annual base salary was increased to $265,000. Effective May 1, 2013, Mr. Larson’s annual base salary was increased to $279,575. Effective January 1, 2014, Mr. Larson’s annual base salary was decreased to $260,000. For the calendar year ending December 31, 2014, the CNG Committee determined that the maximum bonus payment to Mr. Larson would be $71,500.

32

Cornelia B. Reininger, M.D., Ph.D. Dr. Reininger is employed under a 21-month employment agreement effective through December 31, 2015. The employment agreement provides for an annual base salary of $300,000. For the calendar year ending December 31, 2014, the CNG Committee determined that the maximum bonus payment to Dr. Reininger would be $90,000.

Thomas H. Tulip, Ph.D. Dr. Tulip is employed under a 24-month employment agreement effective through May 31, 2014. The employment agreement provides for an annual base salary of $325,000. Effective May 1, 2013, Dr. Tulip’s annual base salary was increased to $339,625. Effective January 1, 2014, Dr. Tulip’s annual base salary was decreased to $314,000. For the calendar year ending December 31, 2014, the CNG Committee determined that the maximum bonus payment to Dr. Tulip would be $109,900.

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Post-Employment Compensation

The following tables set forth the expected benefit to be received by each of our Named Executive Officers in the event of his termination resulting from various scenarios, assuming the terms of the employment and other agreements and benefit plans in effect on December 31, 2013, a termination date on that date and a stock price of $2.07, our closing stock price on December 31, 2013.

Mark J. Pykett, V.M.D., Ph.D.

All expected benefits and payments to be received by Dr. Pykett following the termination of his employment effective May 30, 2014, are described in his Severance Agreement and Release and his Consulting Agreement. Both agreements are described above under the heading “Employment Agreements.” The table below describes what Dr. Pykett would have received under his employment agreement had his employment terminated on December 31, 2013.

	For Cause	Resignation	Death	Disability	End of Term	Without Cause	Change in Control
Cash payments:
Severance (a)	$—	$—	$—	$—	$385,462	$468,750	$937,500
Disability supplement (b)	—	—	—	216,475	—	—	—
Paid time off (c)	8,418	8,418	8,418	8,418	8,418	8,418	8,418
2013 401(k) match (d)	5,100	5,100	5,100	5,100	5,100	5,100	5,100
Continuation of benefits (e)	—	—	25,275	25,275	—	37,912	25,275
Stock option vesting acceleration (f)	—	—	—	—	—	—	—
Restricted stock vesting acceleration (g)	—	—	—	—	—	413,800	775,875
Total	$13,518	$13,518	$38,793	$255,268	$398,980	$933,980	$1,752,168

(a)	Severance amounts are pursuant to Dr. Pykett’s employment agreement.
(b)	During the first 6 months of disability, the Company will supplement disability insurance payments to Dr. Pykett to achieve 100% salary replacement. The Company’s short-term disability insurance policy currently pays $100 per week for a maximum of 24 weeks.
(c)	Amount represents the value of 40 hours of accrued but unused vacation time as of December 31, 2013.
(d)	Amount represents the value of 1,843 shares of Company stock which was accrued during 2013 as the Company’s 401(k) matching contribution but was unissued as of December 31, 2013.
(e)	Amount represents 12 months of medical, dental and vision insurance premiums at rates in effect at December 31, 2013, except in the case of termination without cause, when the amount represents 18 months of medical, dental and vision insurance premiums at rates in effect at December 31, 2013.
(f)	Pursuant to Dr. Pykett’s stock option agreements, all unvested stock options outstanding will vest upon termination at the end of the term of his employment agreement, termination without cause, or a change in control. Amount represents the value of the stock at $2.07, the closing price of the Company’s stock on December 31, 2013, less the exercise price of the options. Amount does not include stock options with an exercise price higher than $2.07, the closing price of the Company’s stock on December 31, 2013.
(g)	Pursuant to Dr. Pykett’s restricted stock agreements, certain unvested restricted stock outstanding will vest upon termination without cause or a change in control.

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Frederick O. Cope, Ph.D.

	For Cause	Resignation	Death	Disability	End of Term	Without Cause	Change in Control
Cash payments:
Severance (a)	$—	$—	$—	$—	$245,000	$245,000	$367,500
Disability supplement (b)	—	—	—	137,165	—	—	—
Paid time off (c)	5,368	5,368	5,368	5,368	5,368	5,368	5,368
2013 401(k) match (d)	5,100	5,100	5,100	5,100	5,100	5,100	5,100
Continuation of benefits (e)	—	—	17,854	17,854	—	17,854	17,854
Stock option vesting acceleration (f)	—	—	—	—	5,100	5,100	5,100
Restricted stock vesting acceleration (g)	—	—	—	—	—	—	103,450
Total	$10,468	$10,468	$28,322	$165,487	$260,568	$278,422	$504,372

(a)	Severance amounts are pursuant to Dr. Cope’s employment agreement.
(b)	During the first 6 months of disability, the Company will supplement disability insurance payments to Dr. Cope to achieve 100% salary replacement. The Company’s short-term disability insurance policy currently pays $100 per week for a maximum of 24 weeks.
(c)	Amount represents the value of 40 hours of accrued but unused vacation time as of December 31, 2013.
(d)	Amount represents the value of 1,843 shares of Company stock which was accrued during 2013 as the Company’s 401(k) matching contribution but was unissued as of December 31, 2013.
(e)	Amount represents 12 months of medical, dental and vision insurance premiums at rates in effect at December 31, 2013.
(f)	Pursuant to Dr. Cope’s stock option agreements, all unvested stock options outstanding will vest upon termination at the end of the term of his employment agreement, termination without cause, or a change in control. Amount represents the value of the stock at $2.07, the closing price of the Company’s stock on December 31, 2013, less the exercise price of the options. Amount does not include stock options with an exercise price higher than $2.07, the closing price of the Company’s stock on December 31, 2013.
(g)	Pursuant to Dr. Cope’s restricted stock agreements, certain unvested restricted stock outstanding will vest upon a change in control.

Brent L. Larson

	For Cause	Resignation	Death	Disability	End of Term	Without Cause	Change in Control
Cash payments:
Severance (a)	$—	$—	$—	$—	$207,000	$207,000	$310,500
Disability supplement (b)	—	—	—	137,388	—	—	—
Paid time off (c)	5,376	5,376	5,376	5,376	5,376	5,376	5,376
2013 401(k) match (d)	5,100	5,100	5,100	5,100	5,100	5,100	5,100
Continuation of benefits (e)	—	—	25,275	25,275	—	25,275	25,275
Stock option vesting acceleration (f)	—	—	—	—	4,038	4,038	4,038
Total	$10,476	$10,476	$35,751	$173,139	$221,514	$246,789	$350,289

(a)	Severance amounts are pursuant to Mr. Larson’s employment agreement.
(b)	During the first 6 months of disability, the Company will supplement disability insurance payments to Mr. Larson to achieve 100% salary replacement. The Company’s short-term disability insurance policy currently pays $100 per week for a maximum of 24 weeks.
(c)	Amount represents the value of 40 hours of accrued but unused vacation time as of December 31, 2013.
(d)	Amount represents the value of 1,843 shares of Company stock which was accrued during 2013 as the Company’s 401(k) matching contribution but was unissued as of December 31, 2013.
(e)	Amount represents 12 months of medical, dental and vision insurance premiums at rates in effect at December 31, 2013.
(f)	Pursuant to Mr. Larson’s stock option agreements, all unvested stock options outstanding will vest upon termination at the end of the term of his employment agreement, termination without cause, or a change in control. Amount represents the value of the stock at $2.07, the closing price of the Company’s stock on December 31, 2013, less the exercise price of the options. Amount does not include stock options with an exercise price higher than $2.07, the closing price of the Company’s stock on December 31, 2013.

35

Cornelia B. Reininger, M.D., Ph.D.

	For Cause	Resignation	Death	Disability	End of Term	Without Cause	Change in Control
Cash payments:
Severance (a)	$—	$—	$—	$—	$300,000	$300,000	$450,000
Disability supplement (b)	—	—	—	147,600	—	—	—
Paid time off (c)	3,462	3,462	3,462	3,462	3,462	3,462	3,462
2013 401(k) match (d)	5,100	5,100	5,100	5,100	5,100	5,100	5,100
Continuation of benefits (e)	—	—	11,325	11,325	—	11,325	11,325
Stock option vesting acceleration (f)	—	—	—	—	—	—	—
Total	$8,562	$8,562	$19,887	$167,487	$308,562	$319,887	$469,887

(a)	Severance amounts are pursuant to Dr. Reininger's employment agreement.
(b)	During the first 6 months of disability, the Company will supplement disability insurance payments to Dr. Reininger to achieve 100% salary replacement. The Company’s short-term disability insurance policy currently pays $100 per week for a maximum of 24 weeks.
(c)	Amount represents the value of 24 hours of accrued but unused vacation time as of December 31, 2013.
(d)	Amount represents the value of 1,855 shares of Company stock which was accrued during 2013 as the Company’s 401(k) matching contribution but was unissued as of December 31, 2013.
(e)	Amount represents 12 months of medical, dental and vision insurance premiums at rates in effect at December 31, 2013.
(f)	Pursuant to Dr. Reininger’s stock option agreements, all unvested stock options outstanding will vest upon termination at the end of the term of his employment agreement, termination without cause, or a change in control. Amount represents the value of the stock at $2.07, the closing price of the Company’s stock on December 31, 2013, less the exercise price of the options. Amount does not include stock options with an exercise price higher than $2.07, the closing price of the Company’s stock on December 31, 2013.

Thomas H. Tulip, Ph.D.

	For Cause	Resignation	Death	Disability	End of Term	Without Cause	Change in Control
Cash payments:
Severance (a)	$—	$—	$—	$—	$325,000	$325,000	$487,500
Disability supplement (b)	—	—	—	167,413	—	—	—
Paid time off (c)	6,531	6,531	6,531	6,531	6,531	6,531	6,531
2013 401(k) match (d)	5,100	5,100	5,100	5,100	5,100	5,100	5,100
Continuation of benefits (e)	—	—	—	—	—	—	—
Stock option vesting acceleration (f)	—	—	—	—	—	—	—
Restricted stock vesting acceleration (g)	—	—	—	—	—	—	—
Total	$11,631	$11,631	$11,631	$179,044	$336,631	$336,631	$499,131

(a)	Severance amounts are pursuant to Dr. Tulip’s employment agreement.
(b)	During the first 6 months of disability, the Company will supplement disability insurance payments to Dr. Tulip to achieve 100% salary replacement. The Company’s short-term disability insurance policy currently pays $100 per week for a maximum of 24 weeks.
(c)	Amount represents the value of 40 hours of accrued but unused vacation time as of December 31, 2013.
(d)	Amount represents the value of 1,843 shares of Company stock which was accrued during 2013 as the Company’s 401(k) matching contribution but was unissued as of December 31, 2013.
(e)	Dr. Tulip does not participate in the Company’s medical, dental or vision insurance plans.
(f)	Pursuant to Dr. Tulip’s stock option agreements, all unvested stock options outstanding will vest upon termination at the end of the term of his employment agreement, termination without cause, or a change in control. Amount represents the value of the stock at $2.07, the closing price of the Company’s stock on December 31, 2013, less the exercise price of the options. Amount does not include stock options with an exercise price higher than $2.07, the closing price of the Company’s stock on December 31, 2013.
(g)	Dr. Tulip’s restricted stock agreements do not include provisions for accelerated vesting.

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Report of Compensation, Nominating and Governance Committee

The CNG Committee is responsible for establishing, reviewing and approving the Company’s compensation philosophy and policies, reviewing and making recommendations to the Board regarding forms of compensation provided to the Company’s directors and officers, reviewing and determining cash and equity awards for the Company’s officers and other employees, and administering the Company’s equity incentive plans.

In this context, the CNG Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement for the Annual Meeting. In reliance on the review and discussions referred to above, the CNG Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

The Compensation, Nominating
and Governance Committee

Peter F. Drake, Ph.D. (Chairman)
Brendan A. Ford
Gordon A. Troup

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Compensation, Nominating and Governance Committee Interlocks and Insider Participation

The current members of our CNG Committee are: Peter F. Drake, Ph.D. (Chairman), Brendan A. Ford, and Gordon A. Troup, and each served as a member of the CNG Committee during the last completed fiscal year. None of these individuals were at any time during the fiscal year ended December 31, 2013, or at any other time, an officer or employee of the Company.

No director who served on the CNG Committee during 2013 had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director of the Company or member of the CNG Committee during 2013.

Summary Compensation Table

The following table sets forth certain information concerning the annual and long-term compensation of our Named Executive Officers for the last three fiscal years.

Summary Compensation Table for Fiscal 2013

Named Executive Officer	Year	Salary	(a) Stock Awards	(b) Option Awards	(c) Non-Equity Incentive Plan Compensation	(d) All Other Compensation	Total Compensation
Mark J. Pykett, V.M.D., Ph.D.	2013	$433,500	$—	$557,448	$127,500	$6,849	$1,125,297
Chief Executive Officer	2012	425,000	983,700	385,462	140,250	13,808	1,948,220
	2011	363,249	201,450	—	175,867	4,788	745,354

Frederick O. Cope, Ph.D.	2013	$276,420	$—	$265,888	$50,813	$6,279	$599,400
Senior Vice President and	2012	271,000	—	244,768	55,043	11,114	581,925
Chief Scientific Officer	2011	252,342	—	—	63,375	10,396	326,113

Brent L. Larson	2013	$274,717	$—	$260,387	$51,013	$6,947	$593,064
Executive Vice President and	2012	265,000	—	169,603	49,555	11,404	495,562
Chief Financial Officer	2011	222,637	—	—	43,875	8,450	274,962

Cornelia B. Reininger, M.D., Ph.D. (e)	2013	$300,000	$—	$220,045	$67,500	$98,187	$685,732
Senior Vice President and	2012	—	—	—	—	—	—
Chief Medical Officer	2011	—	—	—	—	—	—

Thomas H. Tulip, Ph.D. (f)	2013	$334,750	$—	$319,066	$71,094	$6,100	$731,010
President and	2012	314,583	—	314,151	75,075	9,615	713,424
Chief Business Officer	2011	175,000	394,320	346,842	60,023	5,708	981,893

(a)	Amount represents the aggregate grant date fair value in accordance with FASB ASC Topic 718. Assumptions made in the valuation of stock awards are disclosed in Note 1(e) of the Notes to the Consolidated Financial Statements in the Company’s Form 10-K filed March 14, 2014.
(b)	Amount represents the aggregate grant date fair value in accordance with FASB ASC Topic 718. Assumptions made in the valuation of option awards are disclosed in Note 1(e) of the Notes to the Consolidated Financial Statements in the Company’s Form 10-K filed March 14, 2014.
(c)	Amount represents the cash bonuses which have been approved by the CNG Committee and are disclosed for fiscal 2013, the year in which they were earned (i.e., the year to which the service relates).
(d)	Amount represents additional compensation as disclosed in the All Other Compensation table below.
(e)	Dr. Reininger commenced employment with the Company effective November 1, 2012.
(f)	Dr. Tulip commenced employment with the Company effective June 1, 2011.

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All Other Compensation

The following table describes each component of the amounts shown in the “All Other Compensation” column in the Summary Compensation table above.

All Other Compensation Table for Fiscal 2013

Named Executive Officer	Year	(a) Payment for Unused Vacation	(b) Reimbursement of Additional Tax Liability Related to Health Insurance Premiums	(c) 401(k) Plan Employer Matching Contribution	Other		Total All Other Compensation
Mark J. Pykett, V.M.D., Ph.D.	2013	$—	$1,749	$5,100	$—		$6,849
	2012	7,212	1,596	5,000	—		13,808
	2011	—	1,019	3,769	—		4,788

Frederick O. Cope, Ph.D.	2013	$—	$1,179	$5,100	$—		$6,279
	2012	5,096	1,018	5,000	—		11,114
	2011	4,818	678	4,900	—		10,396

Brent L. Larson	2013	$—	$1,847	$5,100	$—		$6,947
	2012	4,808	1,596	5,000	—		11,404
	2011	2,531	1,019	4,900	—		8,450

Cornelia B. Reininger,	2013	$—	$112	$5,100	$92,975	(d)	$98,187
M.D., Ph.D.	2012	—	—	—	—		—
	2011	—	—	—	—		—

Thomas H. Tulip, Ph.D.	2013	$—	$—	$5,100	$1,000	(e)	$6,100
	2012	4,615	—	5,000	—		9,615
	2011	—	2,807	2,901	—		5,708

(a)	Amount represents payment for unused vacation time in excess of the amount eligible for rollover in a fiscal year. The amount paid is calculated based on the employee’s salary in effect at the end of the fiscal year to which the unused vacation time relates.
(b)	Amount represents reimbursement of the lost tax benefit due to the ineligibility of our Named Executive Officers to pay their portion of medical, dental, and vision premiums on a pre-tax basis under our IRC Section 125 Plan.
(c)	Amount represents the value of the common stock contributed to the Named Executive Officer’s account in our 401(k) Plan as calculated on a quarterly basis.
(d)	Amount represents Dr. Reininger's moving expenses to relocate from Germany to the U.S. of $58,827, reimbursement of additional income taxes on the value of the moving expenses of $12,857, immigration-related legal fees of $11,953 and car allowance payments totaling $9,338.
(e)	Amount represents Dr. Tulip's additional bonus paid for non-participation in the Company’s medical, dental, and vision plans.

39

Grants of Plan-Based Awards

The following table sets forth certain information about plan-based awards that we made to the Named Executive Officers during fiscal 2013. For information about the plans under which these awards were granted, see the discussion under “Short-Term Incentive Compensation” and “Long-Term Incentive Compensation” in the “Compensation Discussion and Analysis” section above.

Grants of Plan-Based Awards Table for Fiscal 2013

Named Executive		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)		Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities Underlying	Exercise Price of Option	Grant Date Fair Value of Stock and Option
Officer	Grant Date	Threshold	Maximum	Threshold	Maximum	of Stock	Options	Awards	Awards
Mark J. Pykett,	N/A	$—	$212,500	—	—	—	—	$—	$–	(a)
V.M.D., Ph.D.	2/15/2013	$—	$—	—	—	—	304,000	$3.08	$557,448	(b)

Frederick O. Cope,	N/A	$—	$67,750	—	—	—	—	$—	$–	(a)
Ph.D.	2/15/2013	$—	$—	—	—	—	145,000	$3.08	$265,888	(b)

Brent L. Larson	N/A	$—	$72,875	—	—	—	—	$—	$–	(a)
	2/15/2013	$—	$—	—	—	—	142,000	$3.08	$260,387	(b)

Cornelia B. Reininger,	N/A	$—	$90,000	—	—	—	—	$—	$–	(a)
M.D., Ph.D.	2/15/2013	$—	$—	—	—	—	120,000	$3.08	$220,045	(b)

Thomas H. Tulip,	N/A	$—	$113,750	—	—	—	—	—	$–	(a)
Ph.D.	2/15/2013	$—	$—	—	—	—	174,000	$3.08	$319,066	(b)

(a)	The threshold amount reflects the fact that no cash bonus awards would have been payable if none of the specified business performance objectives were achieved. The maximum amount reflects the target cash bonus awards payable if all of the specified business performance objectives are achieved. For actual cash bonus award amounts, see the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation table above.
(b)	These stock options vest as to one-fourth on each of the first four anniversaries of the date of grant, and expire on the tenth anniversary of the date of grant. If the employment of the Named Executive Officer with the Company is terminated due to a change in control or without cause before all of the stock options have vested, then pursuant to the terms of the Stock Option Award Agreements all stock options that have not vested at the effective date of the Named Executive Officer’s termination shall immediately vest and become exercisable.

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Outstanding Equity Awards

The following table presents certain information concerning outstanding equity awards held by the Named Executive Officers as of December 31, 2013.

Outstanding Equity Awards Table at Fiscal 2013 Year-End

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)					Number of	Market Value	Equity Incentive Plan Awards
Named Executive Officer	Exercisable	Unexercisable	Option Exercise Price	Option Expiration Date	Note	Shares of Stock that Have Not Vested	of Shares of Stock that Have Not Vested	Number of Unearned Shares	Market Value of Unearned Shares (u)	Note
Mark J. Pykett,	200,000	—	$1.70	11/12/2020	(j)			175,000	$362,250	(r)
V.M.D., Ph.D.	62,500	137,500	$3.28	2/17/2022	(n)	200,000	$414,000			(t)
	—	304,000	$3.08	2/15/2023	(p)

Frederick O. Cope,	50,000	—	$0.65	2/16/2019	(h)			50,000	$103,500	(q)
Ph.D.	75,000	—	$1.10	10/30/2019	(i)
	90,000	30,000	$1.90	12/21/2020	(k)
	31,750	95,250	$3.28	2/17/2022	(m)
	—	145,000	$3.08	2/15/2023	(p)

Brent L. Larson	70,000	—	$0.30	1/7/2014	(a)
	50,000	—	$0.49	7/28/2014	(b)
	50,000	—	$0.39	12/10/2014	(c)
	40,000	—	$0.26	12/27/2015	(d)
	50,000	—	$0.27	12/15/2016	(e)
	50,000	—	$0.362	1/3/2018	(f)
	25,000	—	$0.59	1/5/2019	(g)
	75,000	—	$1.10	10/30/2019	(i)
	71,250	23,750	$1.90	12/21/2020	(k)
	22,000	66,000	$3.28	2/17/2022	(m)
	—	142,000	$3.08	2/15/2023	(p)

Cornelia B. Reininger,	22,000	66,000	$2.85	11/1/2022	(o)
M.D., Ph.D.	—	120,000	$3.08	2/15/2023	(p)

Thomas H. Tulip,	55,000	55,000	$4.93	6/1/2021	(l)			60,000	$124,200	(s)
Ph.D.	40,750	122,250	$3.28	2/17/2022	(m)
	—	174,000	$3.08	2/15/2023	(p)

(a)	Options were granted 1/7/2004 and vested as to one-third on each of the first three anniversaries of the date of grant.
(b)	Options were granted 7/28/2004 and vested as to one-third on each of the first three anniversaries of the date of grant.
(c)	Options were granted 12/10/2004 and vested as to one-third on each of the first three anniversaries of the date of grant.
(d)	Options were granted 12/27/2005 and vested as to one-third immediately and on each of the first two anniversaries of the date of grant.
(e)	Options were granted 12/15/2006 and vested as to one-third on each of the first three anniversaries of the date of grant.
(f)	Options were granted 1/3/2008 and vested as to one-third on each of the first three anniversaries of the date of grant.
(g)	Options were granted 1/5/2009 and vested as to one-third on each of the first three anniversaries of the date of grant.
(h)	Options were granted 2/16/2009 and vested as to one-third on each of the first three anniversaries of the date of grant.
(i)	Options were granted 10/30/2009 and vested as to one-third on each of the first three anniversaries of the date of grant.
(j)	Options were granted 11/12/2010 and vest as to one-third on each of the first three anniversaries of the date of grant.
(k)	Options were granted 12/21/2010 and vest as to one-fourth on each of the first four anniversaries of the date of grant.
(l)	Options were granted 6/1/2011 and vest as to one-fourth on each of the first four anniversaries of the date of grant.
(m)	Options were granted 2/17/2012 and vest as to one-fourth on each of the first four anniversaries of the date of grant.
(n)	Options were granted 2/17/2012; 62,500 options will vest on each of the first three anniversaries of the date of grant, and 12,500 options will vest on the fourth anniversary of the date of grant.
(o)	Options were granted 11/1/2012 and vest as to one-fourth on each of the first four anniversaries of the date of grant.

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(p)	Options were granted 2/15/2013 and vest as to one-fourth on each of the first four anniversaries of the date of grant.
(q)	Restricted shares granted February 16, 2009. Pursuant to the terms of the restricted stock agreement between the Company and Dr. Cope, the restricted shares will vest upon the commencement of patient enrollment in a Phase 3 clinical trial in humans of NAV1800. All of the restricted shares vest upon the occurrence of a change in control as defined in Dr. Cope’s employment agreement. If the employment of Dr. Cope with the Company is terminated for reasons other than a change in control before all of the restricted shares have vested, then pursuant to the terms of the restricted stock agreement all restricted shares that have not vested at the effective date of Dr. Cope’s termination shall immediately be forfeited by Dr. Cope.
(r)	Restricted shares granted November 15, 2010. Pursuant to the terms of the restricted stock agreement between the Company and Dr. Pykett, the restricted shares will vest upon the approval of a NDA for a NAV1800 technology product by the FDA or the approval of marketing authorization for a NAV1800 technology product by the EMA. All of the restricted shares vest upon the occurrence of a change in control as defined in Dr. Pykett’s employment agreement, or if Dr. Pykett is terminated without cause as defined in his employment agreement. If the employment of Dr. Pykett with the Company is terminated for reasons other than a change in control or without cause before all of the restricted shares have vested, then pursuant to the terms of the restricted stock agreement all restricted shares that have not vested at the effective date of Dr. Pykett’s termination shall immediately be forfeited by Dr. Pykett.
(s)	Restricted shares granted June 1, 2011. Pursuant to the terms of the restricted stock agreement between the Company and Dr. Tulip, 20,000 of the restricted shares will vest upon the partnering of Lymphoseek in Europe covering at least four countries, 20,000 will vest upon the partnering of Lymphoseek in Asia covering either Japan or at least two other countries, and 20,000 will vest upon the achievement of annual revenue to the Company from Cardinal Health, Inc. related to Lymphoseek of over $2 million per month for three consecutive months following the receipt of commercial marketing clearance in the U.S., if achieved before the 24th month following such marketing clearance. Dr. Tulip’s restricted stock agreements do not include provisions for accelerated vesting. If the employment of Dr. Tulip with the Company is terminated before all of the restricted shares have vested, then pursuant to the terms of the restricted stock agreement all restricted shares that have not vested at the effective date of Dr. Tulip’s termination shall immediately be forfeited by Dr. Tulip.
(t)	Restricted shares granted February 17, 2012. Pursuant to the terms of the restricted stock agreement between the Company and Dr. Pykett, 100,000 shares vest on February 17, 2013; 100,000 shares vest on March 17, 2014; and 100,000 shares vest on February 17, 2015. All of the restricted shares vest upon the occurrence of a change in control as defined in the restricted stock agreement. If the employment of Dr. Pykett with the Company is terminated for reasons other than a change in control before all of the restricted shares have vested, then pursuant to the terms of the restricted stock agreements all restricted shares that have not vested at the effective date of Dr. Pykett’s termination shall immediately be forfeited by Dr. Pykett.
(u)	Estimated by reference to the closing market price of the Company’s common stock on December 31, 2013, pursuant to Instruction 3 to Item 402(p)(2) of Regulation S-K. The closing price of the Company’s common stock on December 31, 2013, was $2.07.

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Options Exercised and Stock Vested

The following table presents, with respect to the Named Executive Officers, certain information about option exercises and restricted stock vested during fiscal 2013.

Options Exercised and Stock Vested Table for Fiscal 2013

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise	Value Realized on Exercise (a)	Number of Shares Acquired on Vesting	Value Realized on Vesting (a)
Mark J. Pykett, V.M.D., Ph.D.	—	—	275,000	$860,725	(b)(c)
Frederick O. Cope, Ph.D.	—	—	125,000	$394,875	(d)
Brent L. Larson	—	—	125,000	$394,875	(e)
Cornelia B. Reininger, M.D., Ph.D.	—	—	—	—
Thomas H. Tulip, Ph.D.	—	—	—	—

(a)	Computed using the fair market value of the stock on the date prior to or the date of exercise or vesting, as appropriate, in accordance with our normal practice.
(b)	On February 17, 2013, 100,000 shares of Dr. Pykett’s restricted stock vested in accordance with the terms of his restricted stock agreement. The market price of the stock on the last trading day prior to the vesting date was $3.08 per share.
(c)	On March 13, 2013, the FDA approval of Lymphoseek caused 175,000 shares of Dr. Pykett's restricted stock to vest in accordance with the terms of his restricted stock agreement. The market price of the stock on the vesting date was $3.16 per share.
(d)	On March 13, 2013, the FDA approval of Lymphoseek caused 125,000 shares of Dr. Cope's restricted stock to vest in accordance with the terms of his restricted stock agreement. The market price of the stock on the vesting date was $3.16 per share.
(e)	On March 13, 2013, the FDA approval of Lymphoseek caused 125,000 shares of Mr. Larson's restricted stock to vest in accordance with the terms of his restricted stock agreement. The market price of the stock on the vesting date was $3.16 per share.

Compensation of Non-Employee Directors

Each non-employee director received an annual cash retainer of $25,000 and earned an additional $2,500 per Board meeting attended in person or $500 per telephonic Board meeting during the fiscal year ended December 31, 2013. The Chairman of the Company’s Board of Directors received an additional annual retainer of $25,000, the Chairman of the Audit Committee received an additional annual retainer of $10,000, and the Chairman of the CNG Committee received an additional annual retainer of $7,500 for their services in those capacities during 2013. Members of both committees of the Company’s Board of Directors earned an additional $1,000 per committee meeting, whether attended in person or telephonically. We also reimbursed non-employee directors for travel expenses for meetings attended during 2013.

Each non-employee director also received 12,250 shares of restricted stock as a part of the Company’s annual stock incentive grants, in accordance with the provisions of the Navidea Biopharmaceuticals, Inc. Fourth Amended and Restated 2002 Stock Incentive Plan. The restricted stock granted will vest on the first anniversary of the date of grant. The aggregate number of equity awards outstanding at May 23, 2014 for each Director is set forth in the footnotes to the beneficial ownership table provided in this proxy statement. Directors who are also officers or employees of Navidea do not receive any compensation for their services as directors.

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The following table sets forth certain information concerning the compensation of non-employee Directors for the fiscal year ended December 31, 2013.

Name	(a) Fees Earned or Paid in Cash	(b),(c) Option Awards	(d),(e) Stock Awards	All Other Compensation	Total Compensation
Peter F. Drake, Ph.D.	$58,000	$—	$35,635	$—	$93,635
Brendan A. Ford	61,500	—	35,635	—	97,135
Michael M. Goldberg, M.D. (f)	4,329	—	18,363	—	22,692
Jess Emery Jones, M.D. (g)	22,111	—	35,635	—	57,746
Eric K. Rowinsky, M.D.	38,500	—	35,635	—	74,135
Gordon A. Troup	71,500	—	35,635	—	107,135

(a)	Amount represents fees earned during the fiscal year ended December 31, 2013 (i.e., the year to which the service relates). Quarterly retainers and meeting attendance fees are paid during the quarter following the quarter in which they are earned.
(b)	Amount represents the aggregate grant date fair value in accordance with FASB ASC Topic 718. Assumptions made in the valuation of stock option awards are disclosed in Note 1(e) of the Notes to the Consolidated Financial Statements in the Company’s Form 10-K filed March 14, 2014.
(c)	At December 31, 2013, the non-employee directors held an aggregate of 93,764 options to purchase shares of common stock of the Company. Dr. Rowinsky held 73,764 options and Mr. Troup held 20,000 options.
(d)	Amount represents the aggregate grant date fair value in accordance with FASB ASC Topic 718. Assumptions made in the valuation of restricted stock awards are disclosed in Note 1(e) of the Notes to the Consolidated Financial Statements in the Company’s Form 10-K filed March 14, 2014.
(e)	During the year ended December 31, 2013, the non-employee directors were issued an aggregate of 73,500 shares of restricted stock which vest as to 100% of the shares on the first anniversary of the date of grant. At December 31, 2013, the non-employee directors held an aggregate of 129,250 shares of unvested restricted stock. Messrs. Ford and Troup and Drs. Rowinsky and Drake each held 29,250 shares of unvested restricted stock, and Dr. Goldberg held 12,250 shares of unvested restricted stock.
(f)	Dr. Goldberg was appointed to the Board on November 13, 2013.
(g)	Dr. Jones resigned from our Board of Directors effective July 9, 2013.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a code of business conduct and ethics that applies to our directors, officers and all employees. The code of business conduct and ethics is posted on our website at www.navidea.com. The code of business conduct and ethics may be also obtained free of charge by writing to Navidea Biopharmaceuticals, Inc., Attn: Chief Financial Officer, 5600 Blazer Parkway, Suite 200, Dublin, OH 43017.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We adhere to our Code of Business Conduct and Ethics, which states that no director, officer or employee of Navidea should have any personal interest that is incompatible with the loyalty and responsibility owed to our Company. We do not currently have a written policy regarding related party transactions. When considering whether to enter into a related party transaction, the Board considers a variety of factors including, but not limited to, the nature and type of the proposed transaction, the potential value of the proposed transaction, the impact on the actual or perceived independence of the related party and the potential value to the Company of entering into such a transaction. All proposed transactions with a potential value of greater than $120,000 are approved by the Board.

Effective November 13, 2013, the Company appointed Michael M. Goldberg, M.D., to serve on its Board of Directors. At the time of his appointment, Dr. Goldberg was Portfolio Manager of Platinum-Montaur Life Sciences, LLC, a Delaware limited liability company (Platinum).

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Dr. Goldberg accepted his appointment to serve on the Company’s Board of Directors in accordance with the provisions of a Director Agreement, dated November 13, 2013, between the Company and Dr. Goldberg. Pursuant to the terms of the Director Agreement, Dr. Goldberg has acknowledged and agreed that, for as long as he is a member of the Board of Directors, he will not, directly or indirectly, have any power to direct or cause the direction of the voting or disposition of any securities of the Company directly or beneficially owned by Platinum or its affiliates.

In December 2013, Dr. Goldberg formally separated his and Montaur’s affiliation with Platinum subject to the completion of final financial terms associated with the separation, and has no continuing involvement with management of the investment portfolios of Platinum or its affiliates.

SEC disclosure rules regarding transactions with “related persons” of an issuer require the Company to provide information about transactions in which Dr. Goldberg had a direct or indirect material interest, even though Dr. Goldberg was not a “related person” of the Company at the time of the transactions described below.

As of April 10, 2014, Platinum beneficially owned approximately 14,923,631 shares of our common stock, excluding 10,227,610 shares of our common stock issuable upon the conversion of 3,143 shares of Series B Convertible Preferred Stock.

In June 2013, in connection with entering a Loan and Security Agreement (the GECC/MidCap Loan Agreement) with General Electric Capital Corporation (GECC) and MidCap Financial SBIC, LP (MidCap), providing for a loan to the Company of $25 million, the Company and Platinum entered into an amendment (the First Platinum Amendment) to a loan agreement between the Company and Platinum (the Platinum Loan Agreement). The Company, Platinum, and GECC/MidCap also entered into a Subordination Agreement (the Subordination Agreement), providing for subordination of the Company’s indebtedness under the Platinum Loan Agreement to the Company’s indebtedness under the GECC/MidCap Loan Agreement, among other customary terms and conditions.

In connection with the execution of the First Platinum Amendment, the Company delivered an amended and restated promissory note (the First Amended Platinum Note) to Platinum, which amended and restated the original promissory note, issued to Platinum, in the principal amount of up to $35 million. The First Amended Platinum Note adjusted the interest rate to the greater of (a) the U.S. prime rate as reported in the Wall Street Journal plus 6.75%; (b) 10.0%; or (c) the highest rate of interest then payable pursuant to the GECC/MidCap Loan Agreement plus 0.125% (effective interest rate at February 28, 2014, was 10%).

In addition, the First Platinum Amendment granted Platinum the right, at Platinum’s option, to convert all or any portion of the unpaid principal or unpaid interest accrued on any future draws (the Conversion Amount), beginning on a date two years from the date the draw was advanced, into the number of shares of the Company’s common stock computed by dividing the Conversion Amount by a conversion price equal to the lesser of (i) 90% of the lowest VWAP for the 10 trading days preceding the date of such conversion request, or (ii) the average VWAP for the 10 trading days preceding the date of such conversion request. The First Platinum Amendment also provided a conversion right on the same terms with respect to the amount of any mandatory repayment due following the Company achieving $2,000,000 in cumulative revenues from sales or licensing of Lymphoseek. The conversion option applies to the Conversion Amount if the Company is prohibited from making such prepayment under the terms of the Subordination Agreement.

Also in connection with the First Platinum Amendment, the Company and Platinum entered into a Warrant Exercise Agreement, pursuant to which Platinum exercised its Series X Warrant and Series AA Warrant for 2,364.9 shares of the Company’s Series B Convertible Preferred Stock, which are convertible into 7,733,223 shares of our common stock in the aggregate (3,270 shares of common stock per preferred share). These warrants were exercised on a cashless basis by canceling a portion of the indebtedness outstanding under the Platinum Loan Agreement equal to $4,781,333, the aggregate exercise price of the warrants.

In March 2014, in connection with entering into a Loan and Security Agreement (the Oxford Loan Agreement) with Oxford Finance LLC (Oxford), providing for a loan to the Company of $30 million, we entered into a second amendment to the Platinum Loan Agreement (the Second Platinum Amendment). Concurrent with the execution of the Second Platinum Amendment, the Company delivered an Amended and Restated Promissory Note (the Second Amended Platinum Note) to Platinum, which amended and restated the First Amended Platinum Note. The Second Amended Platinum Note adjusted the interest rate to the greater of (i) the United States prime rate as reported in The Wall Street Journal plus 6.75%, (ii) 10.0%, and (iii) the highest rate of interest then payable by the Company pursuant to the Oxford Loan Agreement plus 0.125%. Navidea, Platinum, and Oxford also entered into a Subordination Agreement, providing for subordination of the Company’s indebtedness under the Platinum Loan Agreement to the Company’s indebtedness under the Oxford Loan Agreement, among other customary terms and conditions.

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During 2013, the largest aggregate amount of principal outstanding under the Platinum credit facility was $8 million, and as of February 28, 2014, the amount of principal outstanding was $3.2 million. During 2013, the Company extinguished $4.8 million of principal through a non-cash Warrant Exercise Agreement (discussed above) and $468,000 of interest at a rate of 10% under the Platinum credit facility.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and greater than 10% stockholders, to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission. Copies of the reports are required by SEC regulation to be furnished to us. Based on our review of these reports and written representations from reporting persons, we believe that all reporting persons complied with all filing requirements during the fiscal year ended December 31, 2013, except for: Peter F. Drake, Ph.D., Brendan A. Ford, Jess Emery Jones, M.D., Eric K. Rowinsky, M.D. and Gordon A. Troup, who each had one late Form 4 filing related to a February 2013 grant of restricted stock.

FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees. The aggregate fees billed and expected to be billed for professional services rendered by BDO USA, LLP for the audit of the Company’s annual consolidated financial statements for the 2013 fiscal year, the audit of the Company’s internal control over financial reporting as of December 31, 2013, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the 2013 fiscal year and consulting services related to certain debt and equity instruments during the 2013 fiscal year were $227,075 (including direct engagement expenses).

The aggregate fees billed for professional services rendered by BDO USA, LLP for the audit of the Company’s annual consolidated financial statements for the 2012 fiscal year, the audit of the Company’s internal control over financial reporting as of December 31, 2012, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the 2012 fiscal year, consents related to the Company’s registration statements filed during the 2012 fiscal year, and consulting services related to certain debt and equity instruments during the 2012 fiscal year were $264,790 (including direct engagement expenses).

Audit-Related Fees. No fees were billed by BDO USA, LLP for audit-related services for the 2013 or 2012 fiscal years.

Tax Fees. No fees were billed by BDO USA, LLP for tax-related services for the 2013 fiscal year. The aggregate fees billed for tax-related services rendered by BDO USA, LLP for the IRC Section 382 study and the review of the Company’s tax returns for the 2011 tax year during the 2012 fiscal year were $24,800 (including direct engagement expenses).

All Other Fees. No fees were billed by BDO USA, LLP for services other than the audit, audit-related and tax services for the 2013 or 2012 fiscal years.

Pre-Approval Policy. The Audit Committee is required to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor or other registered public accounting firm, subject to the de minimis exceptions for permitted non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 that are approved by the Audit Committee prior to completion of the audit. The Audit Committee, through the function of the Chairman, has given general pre-approval for 100% of specified audit, audit-related, tax and other services.

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COST OF SOLICITATION OF PROXIES

We will pay the cost of this solicitation. We may request persons holding shares in their names for others to forward soliciting materials to their principals to obtain authorization for the execution of proxies, and we will reimburse such persons for their expenses in so doing.

GOVERNANCE MATERIALS AVAILABLE ON OUR WEBSITE

Stockholders may find the following information on the Company’s website at www.navidea.com.

•	Navidea’s Code of Business Conduct and Ethics

•	Management and Board of Director biographies

•	Information regarding securities transactions by directors and officers

•	Standing Committee Charters for Audit Committee and Compensation and Nominating and Governance Committee

STOCKHOLDER PROPOSALS

A stockholder proposal intended for inclusion in the proxy statement and form of proxy for the Annual Meeting of Stockholders of the Company to be held in 2015 must be received by the Company before February 6, 2015, at its executive offices, Attention: Brent Larson. Any stockholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at our 2015 Annual Meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by us after April 22, 2015.

A stockholder who wishes to nominate a candidate for election to the Board of Directors must follow the procedures set forth in Article III, Section 2 of our Bylaws. A copy of these procedures is available upon request from the Company at 5600 Blazer Parkway, Suite 200, Dublin, OH 43017, Attention: Brent Larson. In order for a stockholder to nominate a candidate for the Board of Directors election at the 2015 Annual Meeting, notice of the nomination must be delivered to the Company’s executive offices, Attention: Brent Larson, before February 6, 2015.

OTHER BUSINESS

The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting, it is intended that the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

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WHERE YOU CAN FIND MORE INFORMATION;

INCORPORATION BY REFERENCE

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at, or obtain copies of this information by mail from, the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The Company’s filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated June 6, 2014. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the envelope provided or vote through the Internet or by telephone as described in the enclosed proxy card.

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Exhibit A

NAVIDEA BIOPHARMACEUTICALS, INC.

2014 Stock Incentive Plan

Article I

Establishment, Purpose, Duration

Section 1.1           Establishment of the Plan. Navidea Biopharmaceuticals, Inc. (the “Company”) desires to adopt the Navidea Biopharmaceuticals, Inc. 2014 Stock Incentive Plan.

Section 1.2           Purpose. The Plan is designed to promote the achievement of both short-term and long-term objectives of the Company by (a) aligning compensation of Participants with the interests of Company shareholders, (b) enhancing the interest of Participants in the growth and success of the Company, and (c) attracting and retaining Participants of outstanding competence.

Section 1.3           Effective Date and Duration. This Plan, if approved by a majority of the votes cast by Company shareholders at the 2014 annual meeting shall become effective at such date. If such shareholder approval is not obtained, no Awards will be granted under this Plan. If approved, the Plan shall remain in effect, subject to the right of the Board or the Committee to amend and terminate the Plan at any time as provided in this Plan, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. In no event, however, may an ISO be granted under the Plan more than ten years after the date the Plan was approved by the shareholders.

Article II

Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

Section 2.1           162(m) Award. “162(m) Award” means an Award that is intended to be deductible as “performance-based compensation” under Code Section 162(m).

Section 2.2           1934 Act. “1934 Act” means the Securities Exchange Act of 1934, as amended.

Section 2.3           Affiliate. “Affiliate” means any entity that is a Subsidiary or a parent corporation, as defined in Code Section 424(e), of the Company, or any other entity designated by the Committee as covered by the Plan in which the Company has, directly or indirectly, at least a 20% voting interest.

Section 2.4           Award. “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, or other Article XII stock-based award granted to a Participant under the Plan.

Section 2.5           Award Agreement. “Award Agreement” means a written or electronic statement or agreement prepared by the Company that sets forth the terms, conditions and restrictions applicable to Awards granted under the Plan.

Section 2.6           Board or Board of Directors. “Board” or “Board of Directors” means the Board of Directors of the Company.

Section 2.7           Cash-Based Award. “Cash-Based Award” means an Award granted to a Participant, as described in Article XI herein.

Section 2.8           Cause. “Cause,” unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement, shall be as defined in any employment agreement between the Company and a Participant; provided however, that if there is no such employment agreement, “Cause” shall mean any of the following: (a) the Participant’s conviction of any criminal violation involving dishonesty, fraud or breach of trust; (b) the Participant’s willful engagement in any misconduct in the performance of his or her duty that materially injures the Company; (c) the Participant’s performance of any act which would materially and adversely impact the business of the Company; or (d) the Participant’s willful and substantial nonperformance of assigned duties. Notwithstanding the foregoing, the Committee shall have sole discretion with respect to the application of the provisions of subsections (a)-(d) above, and such exercise of discretion shall be conclusive and binding upon the Participant and all other persons.

Section 2.9           Change in Control. A "Change in Control" will be deemed to have occurred if and when (i) a person, partnership, corporation, trust or other entity ("Person") acquires or combines with the Company, or 50 percent or more of its assets or earning power, in one or more transactions, and after such acquisition or combination, less than a majority of the outstanding voting shares of the Person surviving such transaction (or the ultimate parent of the surviving Person) is owned by the owners of the voting shares of the Company outstanding immediately prior to such acquisition or combination, unless the Change in Control transaction or transactions have been approved in advance by Board members representing at least two-thirds of the Board members; or (ii) during any period of two consecutive years during the term of this Plan, individuals who at the beginning of such period are members of the Board ("Original Board Members") cease for any reason to constitute at least a majority of the Board, unless the election of each Board member who was not an Original Board Member has been approved in advance by Board members representing at least two-thirds of the Board members then in office who were Original Board Members. This definition shall be interpreted in accordance with the guidance under Code Section 409A, that describes a change in control, change in effective control, and change in ownership of a substantial portion of the assets of a corporation.

Section 2.10         Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

Section 2.11         Committee. “Committee” means the Compensation, Nominating and Governance Committee of the Board of Directors, or such other committee as the Board shall appoint from time to time, which shall consist of two or more directors, all of whom are intended to satisfy the requirements for an “outside director” under Code Section 162(m), a “nonemployee director” within the meaning of Rule 16b-3, and an “independent director” under the rules of NYSE MKT (or any other national securities exchange which is the principal exchange on which the Shares may then be traded); provided, however, that as to any Award intended to be a 162(m) Award, if any member of the Committee shall not satisfy such “outside director” requirements, “Committee” means a subcommittee (of two or more persons) of the Committee consisting of all members thereof who satisfy such “outside director” requirement; and further provided that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership specified above.

Section 2.12         Company. “Company” means Navidea Biopharmaceuticals, Inc., a Delaware corporation, and any current or future parent or subsidiary, or any successor thereto.

Section 2.13         Consultant. “Consultant” means any person who provides services to the Company or any Subsidiary (other than in connection with the offer or sale of securities of the Company or any Subsidiary, in a capital raising transaction), who is neither an Employee nor a Director and who is a consultant or advisor to the Company or any Subsidiary within the meaning of General Instruction A.1 to Form S-8 promulgated by the SEC under the Securities Act of 1933.

Section 2.14         Covered Officer. “Covered Officer” means a Participant who, in the sole judgment of the Committee, may be treated as a “covered employee” under Code Section 162(m) at the time income is recognized by such Participant in connection with an Award that is intended to qualify as a 162(m) Award.

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Section 2.15         Disability or Disabled. “Disability” or “Disabled” means a condition that (a) causes the Participant to be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (b) causes the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, to receive income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its Affiliates or (c) causes the Participant to be eligible to receive Social Security disability payments. The Committee, in its sole discretion, shall determine the date of any Disability.

Section 2.16         Employee. “Employee” means any person who is an employee of the Company or any Affiliate; provided, however, that with respect to ISOs, “Employee” means any person who is considered an employee of the Company or any Affiliate for purposes of Treasury Regulation Section 1.421-1(h).

Section 2.17         Fair Market Value. “Fair Market Value” means, on any given date and as may be specified in an Award Agreement, (a) the closing sales price per share (or, if otherwise specified by the Committee, a price that is based on the opening, actual, high, low, or average sales prices per Share) of the Company’s common stock as reported on the NYSE MKT or such other established securities market on which the Shares are traded, or, if there were no reported sales of Shares on such date, then, unless otherwise required under the Code, the business day immediately preceding such date; or (b) if (a) does not apply, the price that the Committee in good faith determines through any reasonable valuation method that a Share might change hands between a willing buyer and a willing seller, neither being under compulsion to buy or to sell and both having reasonable knowledge of the relevant facts. Notwithstanding the above, for purposes of broker-facilitated cashless exercises of Awards involving Shares under the Plan, “Fair Market Value” shall mean the real-time selling price of such Shares as reported by the broker facilitating such exercises.

Section 2.18         Grant Price. “Grant Price” means the price established at the time of grant of a SAR pursuant to Article VII (Stock Appreciation Rights), used to determine whether there is any payment due upon exercise of the SAR, which shall not be less than 100% of the Fair Market Value of the Shares at the time the SAR was granted.

Section 2.19         Incentive Stock Option or ISO. “Incentive Stock Option” or “ISO” means an Option that is an “incentive stock option” within the meaning of Code Section 422.

Section 2.20         Nonemployee Director. “Nonemployee Director” means a member of the Board who is not an Employee.

Section 2.21         Nonqualified Stock Option or NQSO. “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares that does not constitute an Incentive Stock Option under Code Section 422 (or any successor Code Section).

Section 2.22         Option. “Option” means a right to purchase Shares in accordance with the terms and conditions of the Plan.

Section 2.23         Option Exercise Price. “Option Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

Section 2.24         Participant. “Participant” means an Employee, Nonemployee Director, or Consultant who is selected to receive an Award or who has an outstanding Award granted under the Plan.

Section 2.25         Performance Measure. “Performance Measure” means one or more business criteria to be used by the Committee in establishing Performance Targets for 162(m) Awards under the Plan.

Section 2.26         Performance Shares. “Performance Shares” means an Award designated as Performance Shares and granted to a Participant in accordance with Article IX of the Plan.

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Section 2.27         Performance Target. “Performance Target” means the specific, objective goal or goals that are timely set forth in writing by the Committee for grants of 162(m) Awards under the Plan with respect to any one or more Performance Measures.

Section 2.28         Performance Unit. “Performance Unit” means an Award designated as a Performance Unit and granted to a Participant in accordance with Article X of this Plan.

Section 2.29         Period of Restriction. “Period of Restriction” means the period during which the transfer of Shares underlying an Award is limited in some way, or the Shares are subject to a substantial risk of forfeiture.

Section 2.30         Plan. “Plan” means the Navidea Biopharmaceuticals, Inc. 2014 Stock Incentive Plan, as may be amended from time to time.

Section 2.31         Prior Plan. “Prior Plan” means the Navidea Biopharmaceuticals, Inc. Fourth Amended and Restated 2002 Stock Incentive Plan.

Section 2.32         Restricted Stock. “Restricted Stock” means an Award that is a grant of Shares delivered to a Participant, subject to restrictions described in Article VIII of this Plan.

Section 2.33         Restricted Stock Unit or RSU. “Restricted Stock Unit” or “RSU” means an Award that is subject to the restrictions described in Article VIII of this Plan and is a promise of the Company to deliver at the end of a Period of Restrictions (a) one Share for each RSU, (b) cash in an amount equal to the Fair Market Value of one Share for each RSU, or (c) a combination of (a) and (b), as determined by the Committee.

Section 2.34         Retirement. “Retirement” means, with respect to Employees, termination of Service by reason of the Employee’s retirement at or after his or her having satisfied the requirements for retirement under the applicable Company qualified retirement plan, or in such other termination of Service determined to be a retirement by the Committee. With respect to a Nonemployee Director, “Retirement” means a termination of Service on the Board that is to qualify as a retirement with the consent of the remaining Nonemployee Directors. With respect to a Consultant, no termination of Service shall be deemed to be on account of Retirement.

Section 2.35         Rule 16b-3. “Rule 16b-3” means rule 16b-3 promulgated under the 1934 Act, as amended, and any future determination amending, supplementing, or superseding such regulation.

Section 2.36         Section 16 Person. “Section 16 Person” means a person who, with respect to shares, is subject to Section 16 of the 1934 Act.

Section 2.37         Service. “Service” means a Participant’s work for the Company or an Affiliate, either as an Employee, Nonemployee Director, or Consultant.

Section 2.38         Shares. “Shares” means the shares of common stock of the Company, $0.001 par value per share.

Section 2.39         Stock Appreciation Right or SAR. “Stock Appreciation Right” or “SAR” means an Award designated as a SAR in accordance with the terms of Article VII of the Plan.

Section 2.40         Subsidiary. “Subsidiary” means any corporation, partnership, joint venture, or other entity in which the Company has a majority voting interest; provided, however, that with respect to ISOs, the term “Subsidiary” shall include only an entity that qualifies under Code Section 424(f) as a “subsidiary corporation” with respect to the Company.

Section 2.41         Tandem SAR. “Tandem SAR” means a SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (with a similar cancellation of the Tandem SAR when a Share is purchased under the Option). Except for the medium of payment, the terms of a Tandem SAR shall be identical in all material respects to the terms of the related Option.

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Article III

Administration

Section 3.1           Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement, or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award, shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. Notwithstanding the foregoing, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to Nonemployee Directors.

Section 3.2           Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)          to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of Shares to be subject to each Award;

(b)          to determine the type of Award granted;

(c)          to determine the Fair Market Value of Shares or other property where applicable;

(d)          to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any Shares acquired pursuant thereto (other than the Options granted to Nonemployee Directors, as described under the Plan), including, without limitation, (i) the exercise or purchase price of Shares pursuant to any Award, (ii) the method of payment for Shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of Shares, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any Shares acquired pursuant thereto, (v) the time of the expiration of any Award, (vi) the effect of the Participants termination of Service on any of the foregoing, (vii) adopt procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees, Consultants, and Nonemployee Directors who are foreign nationals or employed outside of the United States, and (viii) all other terms, conditions and restrictions applicable to any Award or Shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)          to determine how an Award will be settled, as provided under an Award Agreement;

(f)          to approve one or more forms of Award Agreement;

(g)          to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any Shares acquired upon the exercise thereof;

(h)          to accelerate, continue, extend or defer the exercisability of any Award or the vesting of any Shares acquired upon the exercise thereof, including with respect to the period following a Participants termination of Service;

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(i)          to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(j)          to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

Section 3.3           Action by the Committee. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and the act of a majority of the members present at any meeting at which a quorum is present or the act approved in writing by a majority of all the members of the Committee shall be the act of the Committee. In the performance of their duties under this Plan, the Committee members shall be entitled to rely upon information and advice furnished by the Company’s officers, employees, accountants or counsel, or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of this Plan.

Section 3.4           Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions it may provide, may delegate all or any part of its authority and powers under the Plan to one or more officers or Nonemployee Directors; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way that would jeopardize the qualification of 162(m) Awards under Code Section 162(m) or the Plan’s qualification under Rule 16b-3.

Section 3.5           Nonemployee Directors. Notwithstanding any provisions of the Plan to the contrary, the Board shall administer Section 6.8 of the Plan, and the Committee shall exercise no discretion with respect to Section 6.8. In the Board’s administration of Section 6.8 are the Options and Shares granted to Nonemployee Directors, the Board shall have all of the authority and discretion otherwise granted to the Committee with respect to the administration of the Plan.

Section 3.6           Indemnification. The Company will indemnify each member of the Committee against costs, expenses and liabilities (other than amounts paid in settlements to which the Company does not consent, which consent will not be unreasonably withheld) reasonably incurred by such member in connection with any action to which he or she may be a party by reason of service as a member of the Committee, except in relation to matters as to which he or she is adjudged in such action to be personally guilty of negligence or willful misconduct in the performance of his or her duties. The foregoing right to indemnification is in addition to such other rights as the Committee member may enjoy as a matter of law, by reason of insurance coverage of any kind, or otherwise.

Article IV

Stock Subject to the Plan

Section 4.1           Aggregate Shares. Subject to adjustment as provided under the Plan, the total number of Shares that are available for Awards under the Plan shall not exceed in the aggregate 5,000,000 Shares, plus any Shares subject to outstanding awards granted under the Prior Plan and that expire or terminate for any reason, shall be available under this Plan. Such Shares may be authorized and unissued Shares, treasury Shares, or Shares acquired on the open market.

Section 4.2           Individual Award Limitations. Subject to adjustments as provided in herein, the maximum number of Shares for which Awards may be granted under the Plan during the term of the Plan to any one individual may not exceed 750,000 shares. The maximum aggregate Cash-Based Award shall be $2,000,000 per year.

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Section 4.3           Share Counting. The following Shares related to Awards will be available for issuance again under the Plan: (a) Shares related to Awards paid in cash (b) Shares related to Awards that expire, are forfeited, are cancelled, or terminate for any other reason without the delivery of the Shares, (c) Shares equal in number to the Shares withheld, surrendered or tendered in payment of the exercise price of an Award, and (d) Shares tendered or withheld in order to satisfy tax withholding obligations.

Section 4.4           Adjustment to Number of Shares.

(a)          Appropriate adjustments in the aggregate number of Shares issuable pursuant to the Plan, the number of Shares subject to each outstanding award granted under the Plan, the Option price with respect to Options and Tandem SARs, the specified price of SARs not connected to Options, and the value for Performance Units, shall be made to give effect to any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares, whether through recapitalization, stock split, reverse stock split, spin-off, spin-out or other distribution of assets to shareholders, stock distributions or combinations of Shares, payment of stock dividends, other increase or decrease in the number of such Shares outstanding effected without receipt of consideration by the Company, or any other occurrence for which the Committee determines an adjustment is appropriate.

(b)          In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, or an acquisition by the Company of the stock or assets of any other corporation or corporations, there shall be substituted on an equitable basis, as determined by the Committee in its sole discretion, for each Share then subject to the Plan, and for each Share then subject to an Award granted under the Plan, the number and kind of Shares of stock, other securities, cash or other property to which the holders of Shares of the Company are entitled pursuant to such transaction.

(c)          Without limiting the generality of the foregoing provisions of this paragraph, any such adjustment shall be deemed to have prevented any dilution or enlargement of a Participant’s rights, if such Participant receives in any such adjustment, rights that are substantially similar (after taking into account the fact that the Participant has not paid the applicable option price) to the rights the Participant would have received had he exercised his outstanding Award and become a shareholder of the Company immediately prior to the event giving rise to such adjustment. Adjustments under this paragraph shall be made by the Committee, whose decision as to the amount and timing of any such adjustment shall be conclusive and binding on all persons.

Article V

Eligibility and Participation

Section 5.1           Eligibility to Receive Awards. Persons eligible to receive Awards under the Plan are Employees, Nonemployee Directors, and Consultants.

Section 5.2           Participation in the Plan. Subject to the other provisions of this Plan, the Committee has the full discretion to grant Awards to eligible persons described in Section 5.1. Eligible persons may be granted more than one Award. Eligibility in accordance with this Section, however, shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

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Article VI

Options

Section 6.1           Grant of Options. Options shall be evidenced by Award Agreements in such form and not inconsistent with the Plan as the Committee shall approve from time to time. Award Agreements shall specify the Option Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, provisions for vesting and exercisability, whether the Option is an ISO or NQSO, and such other provisions as the Committee shall determine. Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with the following terms and conditions. Except in accordance with equitable adjustments as provided in Section 4.4 of this Plan, no Option granted under the Plan shall at any time be repriced or subject to cancellation and replacement without shareholder approval.

Section 6.2           Option Exercise Price. The Option Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the day the Option is granted.

Section 6.3           Exercise of Options. Each Award Agreement shall state the period or periods of time within which the Option may be exercised by the optionee, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that the Option exercise period shall not end later than ten years after the date of the grant for any ISO. The Committee shall have the power to permit in its discretion an acceleration of the previously determined exercise terms, within the terms of the Plan, under such circumstances and upon such terms and conditions as it deems appropriate.

Section 6.4           Payment of Option Exercise Price. Except as otherwise provided in the Plan, or in any Award Agreement, the optionee shall pay the Option Exercise Price upon the exercise of any Option (i) in cash, (ii) by authorizing a third party with which the optionee has a brokerage or similar account to sell the Shares (or a sufficient portion of such Shares) acquired upon the exercise of the Option and remit to the Company a portion of the sale proceeds sufficient to pay the entire Option Exercise Price to the Company, (iii) by delivering Shares that have an aggregate Fair Market Value on the date of exercise equal to the Option Exercise Price; (iv) by authorizing the Company to withhold from the total number of Shares as to which the Option is being exercised the number of Shares having a Fair Market Value on the date of exercise equal to the aggregate Option Exercise Price for the total number of Shares as to which the Option is being exercised, (v) by such other means by which the Committee determines to be consistent with the purpose of the Plan and applicable law, or (vi) by any combination of (i), (ii), (iii), (iv), and (v). In the case of an election pursuant to (i) above, cash shall mean cash or check issued by a federally insured bank or savings and loan association and made payable to Navidea Biopharmaceuticals, Inc. In the case of payment pursuant to (ii) or (iii) above, the optionee’s authorization must be made on or prior to the date of exercise and shall be irrevocable. In lieu of a separate election governing each exercise of an Option, an optionee may file a blanket election with the Committee, which shall govern all future exercises of Options until revoked by the optionee.

Section 6.5           Transfer of Shares. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

Section 6.6           Rights Upon Termination of Service. Unless otherwise provided by the Committee in an Option Agreement, in the event that an optionee terminates Service for any reason other than death, Disability or Retirement, the right of the optionee to exercise the Option will terminate immediately, unless the Committee in its sole discretion elects to extend the exercisability of an Option during its term to not more than three (3) months from the date of the termination of service. In the event that an optionee dies, Retires, or becomes Disabled prior to termination of his option without having fully exercised his option, the optionee or his successor shall have the right to exercise the option during its term within a period of one year after the date of such termination due to death, Disability or Retirement, to the extent that the option was exercisable at the date of termination due to death, Disability or retirement, or during such other period and subject to such terms, including accelerated vesting, as may be determined by the Committee.

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Section 6.7           Additional Rules for Incentive Stock Options.

(a)          Employees. Incentive Stock Options may be granted only to Employees of the Company or a Subsidiary and not to Employees of any Affiliate unless such entity is classified as a “disregarded entity” of the Company or the applicable Subsidiary under the Code. Incentive Stock Options may not be granted to Nonemployee Directors.

(b)          Exercise Limitations. The Committee, in its sole discretion, may provide in each Award Agreement the period or periods of time within which the Option may be exercised by the optionee, in whole or in part, provided that the Option period shall not end later than ten years after the date of the grant of the Option. The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the Shares subject to an Option, which first becomes exercisable in any calendar year, exceeds this limitation, so much of the Option that does not exceed the applicable dollar limit shall be an Incentive Stock Option and the remainder shall be a Nonqualified Stock Option; but in all other respects, the original Award Agreement shall remain in full force and effect. Notwithstanding anything herein to the contrary, if an Incentive Stock Option is granted to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations, within the meaning of Code Section 422(b)(6), (i) the purchase price of each Share subject to the Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Share on the date the Incentive Stock Option is granted, and (ii) the Incentive Stock Option shall expire, and all rights to purchase Shares thereunder shall cease, no later than the fifth anniversary of the date the Incentive Stock Option was granted.

(c)          Rights Upon Termination of Service. The rules under Section 6.6 of this Plan generally shall apply when an optionee holding an ISO terminates Service. Notwithstanding the foregoing, in accordance with Code Section 422, if an Incentive Stock Option is exercised more than ninety days after termination of Service, that portion of the Option exercised after such date shall automatically be a Nonqualified Stock Option, but, in all other respects, the original Award Agreement shall remain in full force and effect.

Section 6.8           Additional Rules for Options Granted to Nonemployee Directors.

(a)          Granting of Options. Subject to the terms and provisions of the Plan, the Board may grant Nonqualified Stock Options to purchase shares to Nonemployee Directors.

(b)          Terms of Options. The Board, in its sole discretion, shall determine the number of shares subject to each Option granted to a Nonemployee Director.

(c)          Option Agreement. Each Award granted pursuant to this subsection 9 shall be evidenced by a written Award Agreement which shall be executed by the Participant and the Company.

(d)          Exercise Price. The Grant Price for the Shares subject to each Option granted pursuant to this subsection shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the day of grant.

(e)          Exercisability. Each Option granted pursuant to this Section 6.8 shall become exercisable in full one year after the date the Option is granted. If a Nonemployee Director incurs a termination of Service for a reason other than Retirement, death or Disability, his or her Options which are not exercisable on the date of such termination of service shall never become exercisable. If the termination of Service is on account of Retirement, death or Disability, the Option shall become exercisable in full on the date of the termination of Service.

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(f)          Expiration of Options. Each Option shall terminate upon the first to occur of the following events:

(1)         The expiration of ten (10) years from the date of grant; or

(2)         The expiration of three (3) months from the date of the Participant’s termination of Service for a reason other than death, Disability or Retirement; or

(3)         The expiration of one (1) year from the date of the Participant’s Termination of Service by reason of Disability or Retirement.

(g)          Death of Director. Notwithstanding subsection (e), if a Nonemployee Director dies prior to the expiration of his or her options in accordance with subsection (e), his or her Options shall terminate one (1) year after the date of his or her death.

(h)          Special Rule for Retirement. Notwithstanding the provisions of subsection (e), if the exercisability of an Option is accelerated under subsection (d) on account of the Participant’s Retirement, such Option shall terminate upon the first to occur of: (a) the expiration of ten (10) years from the date the Option was granted; or (b) the expiration of one year from the date of the Participant’s death.

(i)          Not Incentive Stock Options. Options granted pursuant to this Section 9 shall not be designated as Incentive Stock Options.

(j)          Other Terms. All provisions of the Plan not inconsistent with this Section 6.8, shall apply to Options granted to Nonemployee Directors.

(k)          Elections by Nonemployee Directors. Pursuant to such procedures as the Board (in its discretion) may adopt from time to time, each Nonemployee Director may elect to forego receipt of all or a portion of fees for service as a Director otherwise due to the Nonemployee Director in exchange for Shares. The number of Shares received by any Nonemployee Director shall equal the amount of foregone compensation divided by the Fair Market Value of a Share on the date that the compensation otherwise would have been paid to the Nonemployee Director, rounded up to the nearest whole number of Shares. The procedures adopted by the Board for elections under this subsection shall be designed to ensure that any such election by a Nonemployee Director will not disqualify him or her as a “nonemployee director” under Rule 16b-3.

Article VII

Stock Appreciation Rights

Section 7.1           Grant of SARs. Stock Appreciation Rights shall be evidenced by Award Agreements in such form and not inconsistent with the Plan as the Committee shall approve from time to time. Award Agreements shall specify the Grant Price of the SAR, the duration of the SAR, the number of Shares to which the SAR pertains, provisions for vesting and exercisability, and such other provisions as the Committee shall determine. Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with the following terms and conditions.

Section 7.2           Awards. A SAR shall entitle the grantee to receive upon exercise the excess of (i) the Fair Market Value of a specified number of Shares at the time of exercise over (ii) the Grant Price, or, if connected with a previously issued Option, not less than 100% of the Fair Market Value of Shares at the time such Option was granted. A SAR may be a Tandem SAR or may not be granted in connection with an Option.

Section 7.3           Term of SAR. SARs shall be granted for a period of not more than ten years, and shall be exercisable in whole or in part, at such time or times and subject to such other terms and conditions, as shall be prescribed by the Committee at the time of grant, subject to the provisions of this Plan.

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Section 7.4           Termination of Service. SARs shall be exercisable only during a grantee’s period of Service, except that in the discretion of the Committee a SAR may be made exercisable for up to ninety days after the grantee’s Service is terminated for any reason other than death, Disability or Retirement. In the event that a grantee dies, Retires, or becomes Disabled without having fully exercised his SARs, the grantee or his successor shall have the right to exercise the SARs during their term within a period of one year after the date of such termination due to death, Disability or Retirement to the extent that the right was exercisable at the date of such termination or during such other period and subject to such terms as may be determined by the Committee. Notwithstanding the foregoing, the Committee shall have the power to permit in its discretion an acceleration of previously determined exercise terms, within the terms of the Plan, under such circumstances and upon such terms and conditions as it deems appropriate.

Section 7.5           Special Rules for Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to Shares for which its related Option is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

Section 7.6           Payment. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the difference between the Fair Market Value of a Share on the date of exercise over the Grant Price; by (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, payment shall be made in cash, in the form of Shares at Fair Market Value, or in a combination thereof, as the Committee may determine.

Article VIII

Restricted Stock and Restricted Stock Units

Section 8.1           Grants. The Committee, at any time and from time to time, may grant Shares of Restricted Stock or grant Restricted Stock Units to Participants in such amounts as the Committee shall determine. Each Restricted Stock or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units issued to the Participant, and such other provisions as the Committee shall determine. Such Award Agreements shall be consistent with the provisions of this Article VIII.

Section 8.2           Period of Restriction. The end of any Period of Restriction for Restricted Stock or Restricted Stock Units may be conditioned upon the satisfaction of such conditions as are satisfied by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions include, without limitation, restrictions based upon the continued Service of the Participant, the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws, prohibitions against transfer, and repurchase by the Company or right of first refusal. The Committee shall have the power to permit in its discretion, an acceleration of the expiration of the applicable Period of Restriction with respect to any part or all of the Shares or number of Restricted Stock Units awarded to a Participant.

Section 8.3           Certificates. If a certificate is issued in respect of Shares awarded to a Participant, each certificate shall be deposited with the Company, or its designee, and shall bear the following legend:

“This certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in the Navidea Biopharmaceuticals, Inc. 2014 Stock Incentive Plan and an Award Agreement entered into by the registered owner. Release from such terms and conditions shall be obtained only in accordance with the provisions of the Plan and Award Agreement, a copy of each of which is on file in the office of the Secretary of said Company.”

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Section 8.4           Lapse of Restrictions. A Restricted Stock Award Agreement or Restricted Stock Unit Award Agreement shall specify the terms and conditions upon which any restrictions upon Shares awarded or RSUs awarded under the Plan shall lapse, as determined by the Committee. Upon the lapse of such restrictions, any Shares that have been awarded, free of the previously described restrictive legend, shall be issued to the Participant or his legal representative.

Section 8.5           Termination of Service. Each Restricted Stock Award Agreement and Restricted Stock Unit Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to continued or accelerated vesting of Shares of Restricted Stock or Restricted Stock Units following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Section 8.6           Code Section 83(b) Election. If a Participant makes an election pursuant to Code Section 83(b) with respect to a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Company.

Article IX

Performance Shares Awards

Section 9.1           Grants of Performance Shares. The Committee, at any time and from time to time, may grant Awards of Performance Shares to Participants in such amounts as the Committee shall determine. Each Performance Shares grant shall be evidenced by an Award Agreement that shall specify the applicable performance period, the number of Shares subject to a Performance Shares Award that are to be delivered to the Participant upon satisfaction of the performance targets by the expiration of the performance period, and such other provisions as the Committee shall determine. Such Award Agreements shall be consistent with the provisions of this Article IX.

Section 9.2           Performance Period and Performance Goals. At the time of award, the Committee, in its sole discretion shall establish a performance period and the performance goals to be achieved during the applicable performance period with respect to an Award of Performance Shares.

Section 9.3           Delivery of Shares. Following the conclusion of each performance period, the Committee shall determine the extent to which performance goals have been attained for such period as well as the other terms and conditions established by the Committee. The Committee shall determine the amount of Shares, if any, to be delivered to the Participant in satisfaction of the Award.

Section 9.4           Termination of Service. Each Performance Shares Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to continued or accelerated vesting of Performance Shares following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Performance Shares Awards granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Section 9.5           Code Section 162(m). If any Performance Shares are intended to be 162(m) Awards, the Committee shall follow the procedures set forth in Section 13.1 with respect to such Performance Shares.

Article X

Performance Units

Section 10.1         Grant of Performance Units. Subject to the terms of the Plan, Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Performance Units shall be evidenced by Award Agreements that are subject to the terms of this Article X.

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Section 10.2         Performance Period and Performance Goals. Unless otherwise determined by the Committee, at the time of award, the Committee shall establish with respect to each Performance Unit a performance period of not less than two years. At the time of award, the Committee also shall establish, in its sole discretion, the performance goals to be achieved during the applicable performance period with respect to an Award of Performance Units.

Section 10.3         Value of Performance Units. At the time Performance Units are granted, the Committee shall establish with respect to each such Award a value for each Performance Unit, which may vary thereafter determinable from criteria specified by the Committee at the time of Award.

Section 10.4         Code Section 162(m). If any Performance Units are intended to be 162(m) Awards, the Committee shall follow the procedures set forth in Section 13.1 with respect to such Performance Units.

Section 10.5         Payment of Performance Units. Following the conclusion of each performance period, the Committee shall determine the extent to which performance targets have been attained for such period as well as the other terms and conditions established by the Committee. The Committee shall determine what, if any, payment is due on the Performance Units. Payment shall be made as soon as practicable after the end of the applicable performance period, but no later than the March 15th of the year after the year in which such performance period ends, in cash, in the form of Shares, or in a combination thereof, as the Committee may determine.

Section 10.6         Termination of Service. Each Performance Unit Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to continued or accelerated vesting of Performance Units following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Performance Units Awards granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Section 10.7         Other Terms. The Award Agreements with respect to Performance Units shall contain such other terms and provisions and conditions not inconsistent with the Plan as shall be determined by the Committee.

Article XI

Cash-Based Awards

Section 11.1         Grant of Cash-Based Awards. Subject to the terms of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee, subject to the terms of this Article XI. This Article does not limit the ability of the Committee or management to award bonuses or other cash-based awards other than under the terms of the Plan.

Section 11.2         Performance Period and Performance Goals. Unless otherwise determined by the Committee, the performance period for any Cash-Based Award shall be one year. At the time of award, the Committee also shall establish, in its sole discretion, the performance goals to be achieved during the applicable performance period with respect to Cash-Based Awards.

Section 11.3         Value of Cash-Based Awards. At the time Cash-Based Awards are granted, the Committee shall establish the value of such Awards, which may vary thereafter determinable from criteria specified by the Committee at the time of Award.

Section 11.4         Code Section 162(m). If the grant of any Cash-Based Awards are intended to be 162(m) Awards, the Committee shall follow the procedures set forth in Section 13.1 with respect to such Cash-Based Awards.

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Section 11.5         Payment of Cash-Based Awards. If payable, the Participant’s Cash-Based Award will be distributed to the Participant, or the Participant’s estate in the event of the Participant’s death before payment, in cash in a single sum as soon after the end of the applicable performance period as practicable, but no later than March 15th after the end of the performance period, in accordance with the Company’s payroll practices.

Section 11.6         Termination of Service. With respect to Cash-Based Awards, the Committee shall set forth the extent, if any, to which the Participant shall have the right to continued or accelerated vesting of such Cash-Based Awards following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Cash-Based Awards granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article XII

Other Stock-Based Awards

The Committee may from time to time grant Shares and other Awards under the Plan that are valued in whole or in part by reference to, or are otherwise based upon and/or payable in Shares. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan.

Article XIII

Awards Under the Plan; Code Section 162(m)

Section 13.1         Compliance with Code Section 162(m).

(a)          General. The Committee may grant Awards that are designed to qualify as 162(m) Awards and Awards that are not 162(m) Awards. In the case of Awards granted to Covered Officers that are intended to be 162(m) Awards, the Committee shall make in writing all determinations necessary to establish the terms of such 162(m) Awards within 90 days of the beginning of the applicable performance period (or such other time period required under Code Section 162(m)), including, without limitation, the designation of the Covered Officers to whom such 162(m) Awards are made, the Performance Measures applicable to the Awards and the Performance Targets that relate to such Performance Measures, and the dollar amounts or number of Shares payable upon achieving the applicable Performance Targets. To the extent required by Code Section 162(m), the provisions of such 162(m) Awards must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to the Covered Officer. The specific Performance Targets established by the Committee shall be made while the achievement of such Performance Targets remains substantially uncertain in accordance with Code Section 162(m). Subject to the terms of this Plan, after each applicable performance period has ended, the Committee shall determine the extent to which the Performance Targets have been attained or a degree of achievement between minimum and maximum levels with respect to 162(m) Awards in order to establish the level of payment to be made, if any, with respect to such 162(m) Awards, and shall certify the results in writing prior to payment of such 162(m) Awards.

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(b)          Performance Targets and Performance Measures. With respect to 162(m) Awards, at the time of grant of a 162(m) Award, the Committee shall establish in writing maximum and minimum Performance Targets to be achieved with respect to each Award during the performance period. The Participant shall be entitled to payment of the entire amount awarded if the maximum Performance Target is achieved during the performance period, but shall be entitled to payment with respect to a portion of the Award according to the level of achievement of Performance Targets, as specified by the Committee, for performance during the performance period that meets or exceeds the minimum Performance Target but fails to meet the maximum Performance Target. With respect to Cash-Based Awards, the Committee may assign payout percentages based upon various potential Performance Targets to be applied if the Performance Targets are met. The Committee has full discretion and authority to determine the Performance Target payouts for Cash-Based Award’s performance period.

The Performance Targets established by the Committee may relate to corporate, division, department, business unit, or individual performance and may be established in terms of any one or a combination of the following Performance Measures: price of Company Common Stock or the stock of any affiliate, shareholder return, return on equity, return on investment, return on capital, sales productivity, comparable store sales growth, economic profit, economic value added, net income, operating income, gross margin, sales, free cash flow, earnings per share, operating company contribution or market shares. Multiple Performance Targets may be used and may have the same or different weighting, and they may relate to absolute performance or relative performance as measured against other institutions or divisions or units thereof.

(c)          Calculation and Adjustments. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) mergers, acquisitions or divestitures, (f) foreign exchange gains and losses, and (g) extraordinary, unusual, or other nonrecurring items as described in U.S. Generally Accepted Accounting Principles or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s consolidated report to the investment community or investor letters.  To the extent such inclusions or exclusions affect Awards to Covered Officers, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility except as otherwise determined by the Committee in its sole discretion. Awards that are intended to qualify as 162(m) Awards may not be adjusted upward from the amount otherwise payable to a Covered Officer under the pre-established Performance Target.  The Committee shall retain the discretion to adjust such Awards downward, either on a formulaic or discretionary basis or a combination of the two, as the Committee determines. If applicable tax and securities laws change to permit Committee discretion to alter the governing Performance Measures or Performance Targets without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

Section 13.2         Non-Code Section 162(m) Awards. In the case of Awards that are not intended to be qualifying as “performance-based compensation” under Code Section 162(m), the Committee may designate performance targets from among the previously described Performance Measures in this Article or such other business criteria as it determines in its sole discretion. The Committee also may make adjustments to such Performance Measures or other business criteria in any manner it deems appropriate in its discretion.

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Article XIV

Dividends and Dividend Equivalents

No dividends or dividend equivalents may be awarded with respect to any Options or SARs. An Award (other than Options or SARs) may, if so determined by the Committee, provide the Participant with the right to receive dividend payments, or, in the case of Awards that do not involve the issuance of Shares concurrently with the grant of the Award, dividend equivalent payments with respect to Shares subject to the Award (both before and after the Shares are earned, vested or acquired), which payments may be either made currently, credited to an account for the Participant, or deemed to have been reinvested in additional Shares which shall thereafter be deemed to be part of and subject to the underlying Award, including the same vesting and performance conditions. Notwithstanding the foregoing, with respect to Awards subject to performance conditions, any such dividend or dividend equivalent payments shall not be paid currently and instead shall either be credited to an account for the Participant or deemed to have been reinvested in additional Shares. Dividend or dividend equivalent amounts credited to an account for the Participant may be settled in cash or Shares or a combination of both, as determined by the Committee, and shall be subject to the same vesting and performance conditions as the underlying Award.

Article XV

Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article XVI

Change in Control

Section 16.1         Effect of Change in Control. Except as otherwise provided in the Plan or any Award Agreement granted hereunder, upon a Change in Control, all outstanding Awards shall become fully exercisable and all restrictions thereon shall terminate; provided, however, that the Committee may determine and provide through an Award Agreement or other means the extent of vesting and the treatment of partially completed performance periods (if any) for any Awards outstanding upon a Change in Control. Further, the Committee, as constituted before such Change in Control, is authorized, and has sole discretion, as to any Award, either at the time such Award is granted hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the cancellation of any such Award for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Shares covered thereby had such Award been currently exercisable; (ii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iii) cause any such Award then outstanding to be assumed, by the acquiring or surviving corporation, after such Change in Control.

Section 16.2         Participant Elections to Minimize Code Section 4999 Excise Tax.

(a)          Excess Parachute Payment. In the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Code Section 4999 due to the characterization of such acceleration of vesting, payment or benefit as an excess parachute payment under Code Section 280G, the Participant may elect, in his or her sole discretion, to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization. Such an election, however, may not change the time and form of any payment in a manner that would cause the Participant to incur additional taxes or penalties under Code Section 409A.

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(b)          Determination by Independent Accountants. To aid the Participant in making any election called for under part (a) above, no later than the date of the occurrence of any event that might reasonably be anticipated to result in an excess parachute payment to the Participant as described in part (a) above, the Company shall request a determination in writing by independent public accountants selected by the Company (the “Accountants”). As soon as practicable thereafter, the Accountants shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Code Sections 280G and 4999. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this subpart (b).

Article XVII

Deferrals

The Committee may permit (upon timely election by the Participant) or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Performance Shares, or the satisfaction of any requirements or goals with respect to Performance Units or Cash-Based Awards. If any such deferral election is required or permitted, the Committee may, in its sole discretion, establish rules and procedures for such payment deferrals in a manner consistent with Code Section 409A and the regulations thereunder.

Article XVIII

Withholding

Section 18.1         Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

Section 18.2         Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing before the date in which income is realized by the recipient in connection with the particular transaction, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. The amount of required withholding shall be a specified rate not less than the statutory minimum federal, state and local (if any) withholding rate, and not greater than the maximum federal, state and local (if any) marginal tax rate applicable to the Participant and to the particular transaction.

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Article XIX

Compliance with Code Section 409A

Section 19.1         Awards Subject to Code Section 409A. The provisions of this Section 19.1 shall apply to any Award or portion thereof that is or becomes subject to Code Section 409A, notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award. Awards subject to Code Section 409A include, without limitation:

(a)          Any Nonqualified Stock Option having an exercise price per share less than the Fair Market Value determined as of the date of grant of such Option or that permits the deferral of compensation other than the deferral of recognition of income until the exercise or transfer of the Option or the time the shares acquired pursuant to the exercise of the option first become substantially vested.

(b)          Any Award that either provides by its terms, or under which the Participant makes an election, for settlement of all or any portion of the Award either (i) on one or more dates following the end of the Short-Term Deferral Period (as defined below) or (ii) upon or after the occurrence of any event that will or may occur later than the end of the Short-Term Deferral Period.

Subject to U.S. Treasury Regulations promulgated pursuant to Code Section 409A (“Section 409A Regulations”) or other applicable guidance, the term “Short-Term Deferral Period” means the period ending on the later of (i) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Participant’s taxable year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning set forth in Section 409A Regulations or other applicable guidance.

Section 19.2         No Acceleration of Distributions. Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under this Plan pursuant to any Award subject to Code Section 409A, except as provided by Code Section 409A and Section 409A Regulations.

Section 19.3         Separation from Service. If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s termination of employment or other Service and such amount is subject to the provisions of Code Section 409A, then notwithstanding any other provision of this Plan, a termination of employment or other Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A.

Section 19.4         Timing of Payment to a Specified Employee. If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s separation from Service at such time as the Participant is a “specified employee” and such amount is subject to the provisions of Code Section 409A, then notwithstanding any other provision of this Plan, no payment shall be made, except as permitted under Code Section 409A, prior to the first day of the seventh (7th) calendar month beginning after the Participant’s separation from Service (or the date of his or her earlier death). The Company may adopt a specified employee policy that will apply to identify the specified employees for all deferred compensation plans subject to Code Section 409A; otherwise, specified employees will be identified using the default standards contained in the regulations under Code Section 409A.

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Article XX

Amendment and Termination

Section 20.1         Amendment, Modification, and Termination of the Plan. The Board or the Committee may at any time terminate, suspend or amend the Plan without the authorization of shareholders to the extent allowed by law, including without limitation any rules issued by the Securities and Exchange Commission under Section 16 of the 1934 Act, insofar as shareholder approval thereof is required in order for the Plan to continue to satisfy the requirements of Rule 16b-3 under the 1934 Act, or the rules of any applicable stock exchange. No termination, suspension or amendment of the Plan shall adversely affect any right acquired by any Participant under an Award granted before the date of such termination, suspension or amendment, unless such Participant shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided for herein does not adversely affect any such right.

Section 20.2         Amendment of Awards. The Committee may unilaterally amend the terms of any Award Agreement previously granted, except that (i) no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law, stock exchange rules or accounting rules; and (ii) in no event may an Option or SAR be amended or modified, other than as provided in Section 4.4, to decrease the Option or SAR exercise or base price thereof, or be cancelled in exchange for cash, a new Option or SAR with a lower exercise price or base price, or other Awards, or otherwise be subject to any action that would be treated for accounting purposes as a “repricing” of such Option or SAR, unless such action is approved by the Company’s shareholders.

Article XXI

Miscellaneous

Section 21.1         Approval Restrictions. Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an Award with respect to the disposition of Shares is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of Shares thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained, free of any conditions not acceptable to the Committee.

Section 21.2         Securities Law Compliance. With respect to Participants subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. If any provision of this Plan or of any Award Agreement would otherwise frustrate or conflict with the intent expressed in the preceding sentence, that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applicable to Participants who are then subject to Section 16 of the 1934 Act. In addition, no Shares will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to the grant, exercise, vesting or settlement of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any Shares issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such Shares of the same class are then listed, and under any blue sky or other securities laws applicable to such Shares.

Section 21.3         Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

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Section 21.4         Rights as a Shareholder. The recipient of any Award under the Plan, unless otherwise provided by the Plan, shall have no rights as a shareholder with respect thereto unless and until certificates for Shares are issued to the recipient.

Section 21.5         Forfeiture. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service.

Section 21.6         Rights as Employee, Nonemployee Director, Consultant, or Adviser. No person, even though eligible pursuant to Article V, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Nonemployee Director, consultant, or adviser or interfere with or limit in any way any right of the Company or Affiliate to terminate the Participant’s Service at any time. To the extent that an Employee of an Affiliate receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

Section 21.7         Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

Section 21.8         Effect on Other Plans. Unless otherwise specifically provided, participation in the Plan shall not preclude a Participant’s eligibility to participate in any other benefit or incentive plan. Any Awards made pursuant to the Plan shall not be considered as compensation in determining the benefits provided under any other plan.

Section 21.9         No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or an Affiliate to take any action which such entity deems to be necessary or appropriate.

Section 21.10         Over/Under Payments. If any Participant or beneficiary receives an underpayment of Shares or cash payable under the terms of any Award, payment of any such shortfall shall be made as soon as administratively practicable. If any Participant or beneficiary receives an overpayment of Shares or cash payable under the terms of any Award for any reason, the Committee or its delegate shall have the right, in its sole discretion, to take whatever action it deems appropriate, including but not limited to the right to require repayment of such amount or to reduce future payments under this Plan, to recover any such overpayment. Notwithstanding the foregoing, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if the Participant knowingly or through gross negligence engaged in the misconduct, or knowingly or through gross negligence failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission of the financial document embodying such financial reporting requirement.

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Section 21.11         Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Affiliate shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Affiliate and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Affiliate. The Participants shall have no claim against any Affiliate for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

Section 21.12         No Liability With Respect to Adverse Tax Treatment. Notwithstanding any provision of this Plan to the contrary, in no event shall the Company or any Affiliate be liable to a Participant on account of an Award’s failure to (i) qualify for favorable U.S., foreign, state, local, or other tax treatment or (ii) avoid adverse tax treatment under U.S., foreign, state, local, or other law, including, without limitation, Code Section 409A.

Section 21.13         Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Section 21.14         Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

Section 21.15         Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Ohio.

Section 21.16         Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company.

Section 21.17         Provisions Regarding Transferability of Awards.

(a)          General. Except as otherwise provided below, Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act or the rules thereunder. Except as otherwise provided in the Plan, all rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to such Participant.

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(b)          Nonqualified Stock Options and Stock Appreciation Rights. No NQSO or SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act or the rules thereunder. Notwithstanding the foregoing or anything in part (a) above, a Participant, at any time prior to his death, may assign all or any portion of the NQSO or SAR to (i) his spouse or lineal descendant, (ii) the trustee of a trust for the primary benefit of his spouse or lineal descendant, or (iii) a tax-exempt organization as described in Code Section 501(c)(3). In such event the spouse, lineal descendant, trustee or tax-exempt organization shall be entitled to all of the rights of the Participant with respect to the assigned portion of such NQSO or SAR, and such portion of the NQSO or SAR shall continue to be subject to all of the terms, conditions and restrictions applicable to the NQSO or SAR as set forth herein, and in the related Award Agreement, immediately prior to the effective date of the assignment. Any such assignment shall be permitted only if (i) the Participant does not receive any consideration therefore, and (ii) the assignment is expressly approved by the Committee or its delegate. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and a copy thereof shall be delivered to the Committee or its delegate on or prior to the effective date of the assignment.

(c)          Incentive Stock Options. Notwithstanding anything in part (a) and (b) above, no ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or the laws of descent or distribution.

(d)          Nonemployee Directors. Notwithstanding anything in parts (a), (b), or (c) to the contrary, a Nonemployee Director at any time prior to his or her death, may assign all or any portion of an Award granted to him or her under the Plan to (i) his or her spouse or lineal descendant, (ii) the trustee of a trust for the primary benefit of his or her spouse or lineal descendant or (iii) a tax-exempt organization as described in Code Section 501(c)(3). In such event, the spouse, lineal descendant, trustee, or tax-exempt organization shall be entitled to all of the rights of the Participant with respect to the assigned portion of such Award, and such portion of the Award shall continue to be subject to all of the terms, conditions and restrictions applicable to the Award as set forth herein, and in the related Award Agreement, immediately prior to the effective date of the assignment. Any such assignment shall be permitted only if (i) the Participant does not receive any consideration therefore, and (ii) the assignment is expressly approved by the Committee or its delegate. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and a copy thereof shall be delivered to the Committee or its delegate on or prior to the effective date of the assignment.

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M76177-P52838

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NAVIDEA BIOPHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the election of the director below.

	For All	Withhold All	For All Except
1. To elect as director the nominee named below for a term of three years and until his successor is duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee, mark "For All Except" and write the number of the nominee on the line below.

____

Nominee:

01) Michael M. Goldberg, M.D.

The Board of Directors recommends you vote FOR these proposals:	For	Against	Abstain
2. To approve the Company's 2014 Stock Incentive Plan.	☐	☐	☐
3. To approve, on an advisory non-binding basis, the compensation of the Company's named executive officers.	☐	☐	☐
4. To ratify the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for 2014.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date